FOURTH QUARTER 2004

Supplemental Operating and Financial Data

All dollar amounts shown in this report are unaudited,
except for the December 31, 2003 Consolidated Balance Sheet.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy securities of Equity Office. Any offers to sell or solicitations to buy securities of Equity Office shall be made only by means of a prospectus approved for that purpose.

Equity Office Properties Trust
Table of Contents
December 31, 2004

Equity Office Properties Trust
Corporate Data
December 31, 2004

Equity Office Properties Trust
December 31, 2004

Equity Office

Equity Office is the country’s largest publicly traded owner and manager of office properties based upon equity market capitalization and square footage. At December 31, 2004, Equity Office had a national office portfolio of 698 office buildings comprising 125.7 million square feet in 18 states and the District of Columbia. Equity Office owned buildings in 27 markets and in 126 submarkets, enabling it to provide premium office space for a wide range of local, regional and national customers.

Equity Office employs approximately 2,300 employees who provide real estate management, leasing, legal, financial and accounting, acquisition, disposition and marketing expertise throughout the country.

The use of the word “Equity Office” refers to Equity Office Properties Trust and its subsidiaries, including EOP Partnership, except where the context otherwise requires.

Senior Unsecured Debt Ratings
Moody’s:	Baa2
Standard & Poor’s:	BBB+
Fitch:	BBB+

Office Portfolio Weighted Average Occupancy (a) (b)
Occupied	87.7%
Leased	89.5%

Office Portfolio Concentration (a) (b)
		Based on Property Net
	Based on	Operating Income from
	Square Footage	Continuing Operations
CBD	41.6%	44.2%
Suburban	58.4%	55.8%

		% of Property Net
	% of	Operating Income
	Office Portfolio	from Continuing
Top 10 Markets (a) (b)	Square Feet	Operations
Boston	10.0%	12.4%
San Francisco	8.8%	10.1%
San Jose	6.6%	9.7%
New York	4.3%	8.8%
Los Angeles	6.9%	7.7%
Seattle	8.0%	7.3%
Chicago	9.3%	7.2%
Washington D.C.	5.1%	6.8%
Atlanta	6.0%	4.5%
Orange County	4.8%	4.4%

	69.7%	79.0%

(a) As of December 31, 2004.
(b) Includes consolidated and unconsolidated office properties.
(c) Equity Office sold an 89% interest in these office properties.
(d) Equity Office sold its 87.5% interest in this property.

Quarterly Highlights

Equity Office issued $800 million of 4.65% fixed rate unsecured notes and $200 million of variable rate unsecured notes at LIBOR plus 60 basis points plus an additional 13 basis points for loan costs. The notes mature in October 2010. The effective rate of the fixed rate notes is 4.81%. The net proceeds were used to repay $125 million outstanding under our bridge facility, which we then cancelled. The remaining portion of the net proceeds was used to repay outstanding balances under our $1 billion line of credit.

Equity Office redeemed its 7.25% Senior Exchangeable Notes on November 22, 2004. The total paid on the redemption date was 100% of the principal amount of $325 million plus interest accrued from and including November 15, 2004 (the most recent interest payment date) to the redemption date. In conjunction with the redemption, approximately $5.3 million of unamortized loan costs were expensed in the fourth quarter.

Equity Office appointed Marilyn A. Alexander, an independent consultant, to the Board of Trustees. Ms. Alexander will also serve on the Audit Committee.

Equity Office acquired and disposed of the following properties:

		Acquisition/	Number		Purchase / Sales Price
Property	Location	Disposition Date	of Buildings	Square Feet	(in thousands)

Acquisitions during the quarter:

La Jolla Executive Tower	La Jolla, CA	11/17/2004	1	227,570	$70,500
Westech 360	Austin, TX	11/19/2004	4	178,777	28,604
Shoreline Office Center	Mill Valley, CA	12/14/2004	2	97,910	19,175

			7	504,257	$118,279

Acquisitions subsequent to quarter-end:

Summit at Douglas Ridge Phase I	Roseville, CA	1/21/2005	1	92,941	$25,000

Dispositions during the quarter:

Port of Oakland	Oakland, CA	10/8/2004	3	199,733	$15,100
1601 Market Street (c)	Philadelphia, PA	11/5/2004	1	681,289	67,195
1700 Market Street (c)	Philadelphia, PA	11/5/2004	1	841,172	105,020
Kato R&D	Fremont, CA	12/29/2004	1	74,000	5,000

			6	1,796,194	$192,315

Dispositions subsequent to quarter-end:

Northland Plaza	Bloomington, MN	1/4/2005	1	296,967	$43,000
Meier Central North — Buildings 13 and 14	Santa Clara, CA	1/20/2005	2	29,200	1,986
Water’s Edge (d)	Playa Vista, CA	2/1/2005	2	243,433	85,500

			5	569,600	$130,486

On December 22, 2004, Equity Office acquired two vacant parcels of land located in San Diego, CA for approximately $5.5 million.

On December 30, 2004, Equity Office acquired a third party member’s 12.5 % interest in Foundry Square II for approximately $2.7 million.

Equity Office Properties Trust
December 31, 2004

Board of Trustees			Executive Officers
Samuel Zell	James D. Harper, Jr.	Sheli Z. Rosenberg	Richard D. Kincaid	Stanley M. Stevens
Chairman of the Board	Trustee	Trustee	Chief Executive Officer and	Executive Vice President,
of Trustees			President	Chief Legal Counsel and Secretary

Marilyn A. Alexander	Richard D. Kincaid	Edwin N. Sidman	Jeffrey L. Johnson	Marsha C. Williams
Trustee	Trustee	Trustee	Executive Vice President and Chief Investment Officer	Executive Vice President and Chief Financial Officer

Thomas E. Dobrowski	David K. McKown	Jan H.W.R. van der Vlist
Trustee	Trustee	Trustee	Lawrence J. Krema	Robert J. Winter, Jr.
			Executive Vice President -	Executive Vice President -
William M. Goodyear			Human Resources and Communications	Development and Portfolio Management
Trustee

Peyton H. Owen, Jr.
Executive Vice President and
Chief Operating Officer

Equity Research Coverage

Art Havener / David AuBuchon	Kevin Lampo	Tony Paolone / Mike Mueller	Greg Whyte / David Cohen	Jonathan Litt / John Stewart
A.G. Edwards & Sons, Inc.	Edward D. Jones & Company	J.P. Morgan Securities	Morgan Stanley Dean Witter & Co., Inc.	Salomon Smith Barney, Inc.
314.955.3436 / 314.955.5452	314.515.5253	212.622.6682 / 212.622.6689	212.761.6331 / 212.761.8564	212.816.0231 / 212.816.1685

Ross Nussbaum / John Kim	David Loeb / Gustavo Sarago	David Fick	Jim Sullivan / Jamie Feldman	Keith Mills / Sri Nagarajan
Banc of America Securities	Friedman, Billings, Ramsey & Co.	Legg Mason Wood Walker	Prudential Securities	UBS Warburg
212.847.5668 / 212.847.5761	703.469.1289 / 703.649.1042	410.454.5018	212.778.2515 / 212.778.1724	212.713.3098 / 212.719.6244

Ross Smotrich / Jeff Langbaum	Carey Callaghan	David Shulman / David Harris	Paul Puryear / William Crow
Bear, Stearns & Co.	The Goldman Sachs Group	Lehman Brothers, Inc.	Raymond James & Associates, Inc.
212.272.8046 / 212.272.4201	212.902.4351	212.526.3413 / 212.526.1790	727.567.2253 / 727.567.2594

Lou Taylor / John Perry	Jim Sullivan / Michael Knott	Steve Sakwa / Brian Legg	David Copp / Jay Leupp
Deutsche Banc Alex Brown	Green Street Advisors	Merrill Lynch & Company, Inc.	RBC Capital Markets
212.250.4912 / 212.250.5182	949.640.8780	212.449.0335 / 212.449.1153	415.633.8558 / 415.633.8588

Any opinions, estimates, forecasts or predictions regarding Equity Office’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Equity Office or its management. Equity Office does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information
Corporate Headquarters	Trading Symbol	Investor Relations	Contact	Information Requests
Two North Riverside Plaza	EOP	Equity Office Properties Trust	Beth Coronelli	To request an Investor Relations package,
Suite 2100		Two North Riverside Plaza, Suite 2100	Senior Vice President -	annual report, or to be added to our email list,
Chicago, IL 60606	Stock Exchange Listing	Chicago, IL 60606	Investor Relations	please contact:
312.466.3300	New York Stock Exchange	Telephone: 800.692.5304	Telephone: 312.466.3286
			Fax: 312.930.4486	Tina Royse at 312.466.3924
			InvestorRelations@equityoffice.com	tina_royse@equityoffice.com

Tentative Conference Call Dates				Toll free within Canada and the
1st Qtr 2005	April 28, 2005			United States: 800.692.5304
2nd Qtr 2005	August 2, 2005
3rd Qtr 2005	November 1, 2005

Equity Office Properties Trust
Financial Highlights
December 31, 2004

Equity Office Properties Trust
Key Data

	As of or for the three months ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
		(Dollars in thousands, except per share data)
Earnings (Loss) Per Share
Net income (loss) available to common shareholders — basic	$0.15	($0.32)	$0.25	$0.16	$0.51
Net income (loss) available to common shareholders — diluted	$0.15	($0.32)	$0.25	$0.16	$0.50
Market Value of Common Equity
Total Common Shares and Units	451,337,142	450,820,536	450,680,152	452,110,571	449,492,618
Common Share price at the end of the period	$29.12	$27.25	$27.20	$28.89	$28.65

Market value of common equity	$13,142,938	$12,284,860	$12,258,500	$13,061,474	$12,877,964

Common Shares and Units
Common Shares outstanding	403,842,441	403,135,232	402,411,561	403,346,444	400,460,388
Units outstanding	47,494,701	47,685,304	48,268,591	48,764,127	49,032,230

Total Common Shares and Units outstanding	451,337,142	450,820,536	450,680,152	452,110,571	449,492,618

Weighted average Common Shares and Units outstanding — basic	448,976,410	448,766,905	449,245,505	448,652,065	447,378,171
Weighted average Common Shares, Units and dilutive potential common shares — diluted	451,053,706	448,766,905	450,533,841	451,142,921	449,600,540
Common Share Price and Dividends
At the end of the period	$29.12	$27.25	$27.20	$28.89	$28.65
High during period	$29.86	$28.95	$29.20	$30.39	$29.30
Low during period	$27.11	$25.71	$23.90	$27.81	$26.99
Common dividends per share	$0.50	$0.50	$0.50	$0.50	$0.50
Selected Operating Data — Continuing Operations
Total revenues	$819,528	$793,928	$792,951	$789,442	$813,333
Deferred rental revenue	16,731	17,132	23,477	22,208	21,943
Lease termination fees (a)	16,945	10,350	8,390	22,767	26,967
Capitalized interest	218	767	1,633	2,030	3,072
Scheduled principal payments for consolidated debt	10,457	10,025	12,908	12,073	10,988
Portfolio Statistics (including unconsolidated joint ventures)
Office buildings	698	701	683	685	684
Total office square footage (b)	125,713,245	125,451,451	122,936,399	123,033,272	122,254,925
Office occupancy at end of quarter (b)	87.7%	86.7%	86.3%	86.1%	86.3%
Industrial properties	4	8	37	75	75
Total industrial square footage	616,720	890,453	3,477,184	5,752,734	5,750,859
Industrial occupancy at end of quarter	100.0%	85.8%	88.1%	85.7%	86.6%
Corporate and property operating general and administrative expense
Corporate general and administrative
expense	$14,034	$13,190	$13,709	$11,309	$17,807
Property operating general and
administrative expense	26,242	21,358	23,839	25,260	23,731

Total corporate and property operating
general and administrative expense	$40,276	$34,548	$37,548	$36,569	$41,538

Corporate general and administrative
expense as a percentage of total revenues	1.7%	1.7%	1.7%	1.4%	2.2%
Property operating general and administrative
expense as a percentage of total revenues	3.2%	2.7%	3.0%	3.2%	2.9%

(a) These amounts include Equity Office’s share of lease termination fees from unconsolidated joint ventures and exclude discontinued operations.

(b) These amounts include joint ventures at 100%.

Building Square Footage Roll Forward
	Office Properties		Industrial Properties
Properties owned as of:	Buildings	Square Feet	Buildings	Square Feet
December 31, 2003	684	122,254,925	75	5,750,859
Consolidation of SunAmerica Center	1	780,063	—	—
Dispositions	(1)	(118,172)	—	—
Developments placed in service	1	114,955	—	—
Building remeasurements	—	1,501	—	1,875

March 31, 2004	685	123,033,272	75	5,752,734
Acquisitions	2	328,741	—	—
Dispositions	(4)	(449,593)	(38)	(2,275,550)
Building Remeasurements	—	23,979	—	—

June 30, 2004	683	122,936,399	37	3,477,184
Acquisitions	18	2,482,234	—	—
Dispositions	—	—	(29)	(2,586,731)
Building Remeasurements	—	32,818	—	—

September 30, 2004	701	125,451,451	8	890,453
Acquisitions	7	504,257	—	—
Dispositions	—	—	(4)	(273,733)
Developments placed in service	1	183,734	—	—
Properties taken out of service	(11)	(469,771)	—	—
Building Remeasurements	—	43,574	—	—

December 31, 2004	698	125,713,245	4	616,720

The table above is a summary of our acquisition and disposition activity since January 1, 2004. The buildings and total square feet shown include properties we own in joint ventures with other partners that we either consolidate or account for under the equity method. The total square feet of these unconsolidated properties is included in the table. Excluding the joint venture partners’ share of the square feet of the office properties, we effectively owned 115,217,216 square feet of office space as of December 31, 2004.

news release

Equity Office (Investors/Analysts):	Equity Office (Media):
Beth Coronelli	Terry Holt
312.466.3286	312.466.3102

For Immediate Release

Equity Office Announces Fourth Quarter Results

CHICAGO (February 2, 2005) — Equity Office Properties Trust (NYSE: EOP) reported results today for the fourth quarter ended December 31, 2004. Net income available to common shareholders totaled $61.3 million, which equates to $0.15 of diluted earnings per share (EPS). Comparatively, net income available to common shareholders in the fourth quarter of 2003 totaled $201.4 million with diluted EPS of $0.50. Fourth quarter 2003 results included net gains on the sale of real estate, including those accounted for in discontinued operations, of $115.7 million, versus $20.0 million in fourth quarter 2004.

Net income available to common shareholders for the full year 2004, after a third quarter non-cash impairment charge of approximately $229.2 million or $0.51 of diluted EPS, totaled $98.2 million with diluted EPS of $0.24. This compares to net income available to common shareholders in 2003 of $603.2 million, with diluted EPS of $1.50. Full year 2003 results include $168.1 million of gains on the sale of real estate, compared to $27.4 million in 2004.

Funds from operations (FFO) available to common shareholders, plus assumed conversions, for the fourth quarter 2004, totaled $283.3 million, or $0.62 per share on a diluted basis, as compared to FFO for the same period in 2003 of $320.6 million, or $0.70 per share on a diluted basis.

FFO for the full year 2004, after the third quarter non-cash impairment charge of $229.2 million or $0.51 of FFO per share on a diluted basis, totaled $931.7 million, or $2.07 per diluted share, compared to $1.29 billion, or $2.80 per share on a diluted basis for the same period in 2003. The attachment to this press release reconciles FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

In addition to the impairment charge, EPS and FFO declines in quarter and full-year comparisons to the prior year were the result of lower rents on new and renewal leases, an increase in real estate taxes, unamortized costs associated with redeeming the Senior Exchangeable Notes and the Series C Preferred Shares, and the cumulative impact of reduced net income from asset sales since the beginning of 2003. EPS also included significant gains on the sale of real estate in 2003. In fourth quarter 2004, EPS was impacted by higher depreciation and amortization costs. Full year 2004 EPS was impacted by a charge for the cumulative effect of a change in accounting principle resulting from the consolidation of a variable interest entity.

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4a

Same-store property net operating income (defined as property operating revenues, including straight-line rents, less property operating expenses), excluding lease terminations, for the fourth quarter 2004 decreased 3.9%, as compared to the fourth quarter of 2003, and decreased 4.4% for full year 2004, compared to the same period in 2003.

Leasing and Occupancy Results

EOP’s office portfolio occupancy at December 31, 2004, increased to 87.7%, compared to occupancy of 86.7% at the end of the third quarter 2004, and 86.3% at December 31, 2003. Occupancy in the same-store portfolio was also 87.7% at year-end.

“We are seeing indications that the economic recovery is translating into increased activity in the office market,” commented Richard D. Kincaid, president and chief executive officer of Equity Office. “Positive net absorption and the lowest level of office construction since 1997 in most of our markets have contributed to improvements in occupancy. As the recovery begins to take hold and job growth increases, we are focused on improving economics in the markets where we can, retaining customers, increasing occupancy, and limiting lease capital costs. While it will take time for deal economics to improve across the board, we are encouraged by the overall leasing environment as we enter 2005.”

Lease termination fees from continuing operations, including those recognized as income from unconsolidated joint ventures, totaled $16.9 million for the fourth quarter 2004 compared to $10.4 million for third quarter 2004, and $27.0 million for fourth quarter 2003.

Tenant improvement and lease costs (TI/LC) for the office leases that commenced during the fourth quarter 2004 totaled $19.15 per square foot on a weighted average basis. This compares to weighted average TI/LC costs of $22.66 per square foot in the third quarter 2004, and $21.83 per square foot in the fourth quarter of 2003. TI/LC for the office leases that commenced in 2004 totaled $18.70 per square foot on a weighted average basis, compared to $19.05 per square foot in 2003.

Investment Activity

During the fourth quarter 2004, EOP acquired seven buildings for $118.3 million totaling 504,257 square feet. These transactions included the acquisition of La Jolla Executive Tower in La Jolla, CA; Westech 360 in Austin, TX; and Shoreline Office Center in Mill Valley, CA. The company also acquired the remaining interest in Foundry Square II in San Francisco, CA, for $2.7 million, and vacant land parcels adjacent to La Jolla Centre I and II in San Diego, CA, for $5.5 million. For the full year, EOP completed the purchase of 27 office buildings, four land parcels and the remaining economic interest in three office properties for a total of approximately $952.0 million.

In the fourth quarter 2004, EOP sold a total of $192.3 million of assets, which included majority ownership interests in 1601 and 1700 Market Street in Philadelphia, PA; three industrial buildings in Oakland, CA; and an industrial building in Fremont, CA.

For the full year 2004, EOP had $684.2 million of dispositions, including five office buildings, 71 industrial properties, a vacant land parcel, a minority interest in a building in Houston, TX, and a majority interest in two office properties in Philadelphia, PA.

On January 21, 2005, EOP closed on the $25.0 million acquisition of Summit at Douglas Ridge, a 92,941-square-foot office building located in the Roseville sub-market of Sacramento, CA. With the addition of Summit to the portfolio, EOP owns approximately 794,000 square feet in the Roseville sub-market.

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4b

Page 3 — Equity Office Announces Fourth Quarter Results

Subsequent to year-end, the company sold Northland Plaza in Bloomington, MN, for approximately $43 million; 3010 and 3030 Olcott in Santa Clara, CA, for approximately $2.0 million; and our 87.5% interest in Water’s Edge in Playa Vista, CA, for approximately $85.5 million. The year-to-date 2005 dispositions total is approximately $130.5 million, comprising 569,600 square feet.

EPS and FFO Guidance

Equity Office is updating the 2005 EPS and FFO guidance previously reported in the company’s third quarter earnings release.

Guidance for 2005

Diluted EPS	$0.65 to $0.80
Plus: Real Estate Depreciation and Amortization	$1.86
Less: Adjustment related to assumed conversion of Series B preferred shares	($0.01)

Diluted FFO per share	$2.50 to $2.65

The primary assumptions used for the 2005 FFO and EPS guidance ranges include:

Year-End Office Portfolio Occupancy	88.5% to 90.0%
Lease Termination Fees*	$60 to $70 million
Property Operating Margins	62.0% to 62.5%
Deferred Rental Revenue	$50 to $60 million
Corporate G&A Expense	$50 to $55 million
Same-Store Net Operating Income Change (excluding lease termination fees)	-1.5% to 0%
Estimated Tenant Improvements/Leasing Commissions (office)	$18 to $20 per square foot

*Previous assumptions were revised to include the effect of a substantial lease termination fee in first quarter 2005 as previously disclosed in a December 20, 2004, 8K filing with the SEC.

The guidance ranges do not include the effects of future acquisitions or gains or losses from dispositions. The guidance ranges also do not include the effects of any future impairments that could arise as a result of either asset sales or market conditions, or by changes in holding periods. By definition, FFO does not include gains or losses on the sale of properties, but does include impairment charges and provisions for losses on properties held for sale.

Conference Call Details

Management will discuss its fourth quarter and year-end 2004 results on EOP’s earnings conference call scheduled for Thursday, February 3, 2005, at 10:00 a.m. CST. The conference call telephone number is 888-283-0069. Participants should dial in 15 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of North America should dial 210-795-9226. A replay of the call will be available until February 10, 2005 by calling 888-445-8558. No pass code is necessary. For callers outside of North America, the replay telephone number is 402-998-1330.

A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.fulldisclosure.com.

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4c

Page 4 — Equity Office Announces Fourth Quarter Results

In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found at www.equityoffice.com, in the Investor Relations section, and as part of a Form 8-K furnished to the SEC. Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.

Forward — Looking Statements

Certain matters discussed in this release are forward-looking statements within the meaning of the federal securities laws. Although Equity Office believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance, and Equity Office can give no assurance that its expectations will be realized. Actual results may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Equity Office’s ability to control or predict. Among these risks and uncertainties are changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; Equity Office’s ability to maintain and increase occupancy; Equity Office’s ability to timely lease or re-lease space at anticipated net effective rents, calculated after giving effect to any required tenant improvement and leasing costs as well as rent concessions; the extent, duration and strength of any economic recovery; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; Equity Office’s ability to acquire and dispose of certain of its assets from time to time on acceptable terms; the effect of any impairment charges associated with asset dispositions, market conditions or changes in holding periods; Equity Office’s ability to realize anticipated cost savings and to otherwise create and realize economic benefits of scale; Equity Office’s ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Equity Office’s filings with the SEC, including its 2003 Form 10-K and Form 8-K filed with the SEC on March 22, 2004. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a portfolio of 696 buildings comprising 125.3 million square feet in 18 states and the District of Columbia. Equity Office has an ownership presence in 27 Metropolitan Statistical Areas (MSAs) and in 123 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office Web site at http://www.equityoffice.com.

# # #
(Summary Financial Information Attached)

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4d

Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended December 31,		For the years ended December 31,
	2004	2003	2004	2003
	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$649,479	$625,399	$2,554,471	$2,490,291
Tenant reimbursements	113,767	120,680	432,733	431,516
Parking	30,036	28,788	117,448	111,160
Other	22,149	33,036	76,973	88,323
Fee income	4,097	5,430	14,226	15,861

Total revenues	819,528	813,333	3,195,851	3,137,151

Expenses:
Depreciation	194,106	174,456	701,216	637,441
Amortization	27,225	20,197	82,469	64,473
Real estate taxes	90,288	84,966	367,610	344,625
Insurance	10,415	8,340	37,938	27,877
Repairs and maintenance	100,705	97,788	350,059	332,140
Property operating	109,847	101,320	428,891	405,996
Ground rent	6,314	5,287	25,467	20,287
Corporate general and administrative	14,034	17,807	52,242	62,479
Impairment	—	7,500	228,272	7,500

Total expenses	552,934	517,661	2,274,164	1,902,818

Operating income	266,594	295,672	921,687	1,234,333

Other income (expense):
Interest and dividend income	2,755	2,307	8,302	12,580
Realized gain on settlement of derivatives and sale of marketable securities	223	836	28,976	9,286
Interest:
Expense incurred	(213,360)	(201,866)	(835,385)	(819,730)
Amortization of deferred financing costs and prepayment expenses	(8,238)	(1,541)	(15,337)	(6,976)

Total other income (expense)	(218,620)	(200,264)	(813,444)	(804,840)

Income before income taxes, allocation to minority interests, income from investments in unconsolidated joint ventures and gain on sales of real estate	47,974	95,408	108,243	429,493
Income taxes	215	(3,107)	(2,012)	(5,388)
Minority Interests:
EOP Partnership	(7,316)	(24,671)	(11,747)	(74,152)
Partially owned properties	(2,413)	(1,917)	(10,973)	(8,080)
Income from investments in unconsolidated joint ventures	12,675	16,964	50,304	79,882
Gain on sales of real estate	21,686	99,110	21,901	99,110

Income from continuing operations	72,821	181,787	155,716	520,865
Discontinued operations (including net (loss) gain on sales of real estate and property held for sale of ($1,666), $16,554, $5,473, and $61,953, respectively)	(2,782)	30,157	15,288	134,197

Income before cumulative effect of a change in accounting principle	70,039	211,944	171,004	655,062
Cumulative effect of a change in accounting principle	—	—	(33,697)	—

Net income	70,039	211,944	137,307	655,062
Preferred distributions	(8,700)	(10,508)	(39,093)	(51,872)

Net income available to common shareholders	$61,339	$201,436	$98,214	$603,190

Earnings per share — basic:
Income from continuing operations per share	$0.16	$0.44	$0.29	$1.21

Net income available to common shareholders per share	$0.15	$0.51	$0.25	$1.50

Weighted average Common Shares outstanding	401,415,162	398,214,473	400,755,733	401,016,093

Earnings per share — diluted:
Income from continuing operations per share	$0.16	$0.44	$0.28	$1.20

Net income available to common shareholders per share	$0.15	$0.50	$0.24	$1.50

Weighted average Common Shares outstanding and dilutive potential common shares	451,053,706	449,600,540	450,997,247	452,561,353

Distributions declared per Common Share outstanding	$0.50	$0.50	$2.00	$2.00

Equity Office Properties Trust
Consolidated Balance Sheets

	December 31, 2004
	(Unaudited)	December 31, 2003
	(Dollars in thousands,
	except per share amounts)
Assets:
Investments in real estate	$24,970,416	$23,934,848
Developments in process	40,492	75,232
Land available for development	252,524	251,151
Investments in real estate held for sale, net of accumulated depreciation	41,255	43,911
Accumulated depreciation	(3,164,511)	(2,571,002)

Investments in real estate, net of accumulated depreciation	22,140,176	21,734,140
Cash and cash equivalents	107,126	69,398
Tenant and other receivables (net of allowance for doubtful accounts of $6,908 and $6,490, respectively)	75,775	79,880
Deferred rent receivable	478,184	379,329
Escrow deposits and restricted cash	48,784	75,186
Investments in unconsolidated joint ventures	1,117,143	1,127,232
Deferred financing costs (net of accumulated amortization of $59,748 and $48,176, respectively)	61,734	64,337
Deferred leasing costs and other related intangibles (net of accumulated amortization of $193,348 and $157,445, respectively)	450,625	314,568
Prepaid expenses and other assets (net of discounts of $2,304 and $66,200, respectively)	191,992	344,940

Total Assets	$24,671,539	$24,189,010

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (net of (discounts) of $(13,683) and $(13,663), respectively)	$2,609,067	$2,315,889
Unsecured notes (net of (discounts) premiums of $(38,362) and $12,412, respectively)	9,652,392	8,828,912
Lines of credit	548,000	334,000
Accounts payable and accrued expenses	556,851	573,069
Distribution payable	2,652	3,899
Other liabilities (net of (discounts) of $(28,536) and $0, respectively)	484,378	398,273
Commitments and contingencies	—	—

Total Liabilities	13,853,340	12,454,042

Minority Interests:
EOP Partnership	1,065,376	1,191,741
Partially owned properties	182,041	183,863

Total Minority Interests	1,247,417	1,375,604

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,990,000 issued and outstanding	299,500	299,500

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
8.625% Series C Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 4,562,900 issued and outstanding, respectively	—	114,073
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 403,842,441 and 400,460,388 issued and outstanding, respectively	4,038	4,005
Other Shareholders’ Equity:
Additional paid in capital	10,479,305	10,396,864
Deferred compensation	(1,916)	(5,889)
Dividends in excess of accumulated earnings	(1,359,722)	(652,036)
Accumulated other comprehensive loss (net of accumulated amortization of $5,133 and $(73), respectively)	(62,923)	(9,653)

Total Shareholders’ Equity	9,271,282	10,059,864

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$24,671,539	$24,189,010

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)

	For the three months ended December 31,
	2004		2003
		Per Weighted Average		Per Weighted Average
	Dollars	Share (b)	Dollars	Share (b)
	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$70,039	$0.17	$211,944	$0.53
Plus real estate related depreciation and amortization and less net gain (loss) on sales of real estate, including our share of those items from unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	210,089	0.52	90,554	0.23

Less minority interests in EOP Partnership share of add back for real estate related depreciation and amortization and net gain (loss) on sales of real estate	(22,159)	(0.06)	(9,913)	(0.02)

FFO	257,969	0.64	292,585	0.73
Preferred distributions	(8,700)	(0.02)	(10,508)	(0.03)

FFO available to common shareholders — basic	$249,269	$0.62	$282,077	$0.71

Adjustments to arrive at FFO available to common shareholders plus assumed conversions:	Net Income	FFO	Net Income	FFO

Net income and FFO	$70,039	$257,969	$211,944	$292,585
Preferred distributions	(8,700)	(8,700)	(10,508)	(10,508)

Net income and FFO available to common shareholders	61,339	249,269	201,436	282,077
Net income allocated to minority interests in EOP Partnership	7,316	7,316	24,671	24,671
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization and net gain (loss) on sales of real estate	—	22,159	—	9,913
Preferred distributions on Series B preferred shares which are assumed to be converted into Common Shares (c)	—	4,584	—	3,931

Net income and FFO available to common shareholders plus assumed conversions	$68,655	$283,328	$226,107	$320,592

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	451,053,706	459,443,060	449,600,540	457,989,894

Net income and FFO available to common shareholders plus assumed conversions per share	$0.15	$0.62	$0.50	$0.70

		Common Shares and common share equivalents

Weighted average Common Shares outstanding (used for both net income and FFO basic per share calculation)		401,415,162		398,214,473
Redemption of Units for Common Shares		47,561,248		49,163,698
Impact of share options and restricted shares which are dilutive to both net income and FFO		2,077,296		2,222,369

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders		451,053,706		449,600,540
Impact of conversion of Series B preferred shares (c)		8,389,354		8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions		459,443,060		457,989,894

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition below.

(b)	FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

(c)	The Series B preferred shares are not dilutive to EPS but are dilutive to FFO per share for each period presented.

FFO Definition:

FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)

	For the years ended December 31,
	2004		2003
		Per Weighted Average		Per Weighted Average
	Dollars	Share (b)	Dollars	Share (b)
	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$137,307	$0.34	$655,062	$1.63
Plus real estate related depreciation and amortization and less net gain (loss) on sales of real estate, including our share of those items from unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	788,029	1.97	596,481	1.49
Plus cumulative effect of a change in accounting principle	33,697	0.08	—	—
Less minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain (loss) on sales of real estate and cumulative effect of a change in accounting principle	(87,784)	(0.22)	(65,381)	(0.16)

FFO	871,249	2.17	1,186,162	2.96
Preferred distributions	(39,093)	(0.10)	(51,872)	(0.13)

FFO available to common shareholders — basic	$832,156	$2.08 (d)	$1,134,290	$2.83

Adjustments to arrive at FFO available to common shareholders plus assumed conversions:	Net Income	FFO	Net Income	FFO

Net income and FFO	$137,307	$871,249	$655,062	$1,186,162
Preferred distributions	(39,093)	(39,093)	(51,872)	(51,872)

Net income and FFO available to common shareholders	98,214	832,156	603,190	1,134,290
Net income allocated to minority interests in EOP Partnership	11,747	11,747	74,152	74,152
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain (loss) on sales of real estate and cumulative effect of a change in accounting principle	—	87,784	—	65,381
Preferred distributions on Series B preferred shares which are assumed to be converted into Common Shares (c)	—	—	—	15,724

Net income and FFO available to common shareholders plus assumed conversions	$109,961	$931,687	$677,342	$1,289,547

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	450,997,247	450,997,247	452,561,353	460,950,707

Net income and FFO available to common shareholders plus assumed conversions per share	$0.24	$2.07 (d)	$1.50	$2.80

		Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net income and FFO basic per share calculation)		400,755,733		401,016,093
Redemption of Units for Common Shares		48,163,569		49,578,372
Impact of share options and restricted shares which are dilutive to both net income and FFO		2,077,945		1,966,888

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders		450,997,247		452,561,353
Impact of conversion of Series B preferred shares (c)		—		8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions		450,997,247		460,950,707

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition below.

(b)	FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

(c)	The Series B preferred shares are not dilutive to EPS for each period presented and are not dilutive to FFO per share for the year ended December 31, 2004 but are dilutive to FFO per share for the year ended December 31, 2003.

(d)	FFO per share for the year ended December 31, 2004 includes a $229.2 million non-cash impairment charge, or $0.51 per share on a diluted basis, recorded in the third quarter 2004. By definition, impairment charges are not added back to net income when calculating FFO.

FFO Definition:

     FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Segment Information
December 31, 2004

     We have one segment which is Office Properties. The properties described as Industrial Properties are included in the reportable segment because their economic characteristics, tenants and services are similar to the properties that are classified as Office Properties and are evaluated by our chief operating decision maker together with the Office Properties. The primary financial measure that our chief operating decision maker uses for our Office Properties is net operating income, which represents rental revenue, tenant reimbursements, parking and other revenues less real estate taxes, insurance, repairs and maintenance and property operating expense (all as reflected in the accompanying consolidated statements of operations). We believe that net operating income is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of our properties.

	For the three months ended December 31,		For the years ended December 31,
	2004	2003	2004	2003
		(Dollars in thousands)
Property Operating Revenues:
Rental	$649,479	$625,399	$2,554,471	$2,490,291
Tenant reimbursements	113,767	120,680	432,733	431,516
Parking	30,036	28,788	117,448	111,160
Other	22,149	33,036	76,973	88,323

Total Property Operating Revenues	815,431	807,903	3,181,625	3,121,290

Property Operating Expenses:
Real estate taxes	90,288	84,966	367,610	344,625
Insurance	10,415	8,340	37,938	27,877
Repairs and maintenance	100,705	97,788	350,059	332,140
Property operating	109,847	101,320	428,891	405,996

Total Property Operating Expenses	311,255	292,414	1,184,498	1,110,638

Net Operating Income from Continuing Operations	$504,176	$515,489	$1,997,127	$2,010,652

Property Operating Margin from Continuing Operations (a)	61.8%	63.8%	62.8%	64.4%

Reconciliation of Net Operating Income from Continuing Operations to Operating Income
Net Operating Income from Continuing Operations	$504,176	$515,489	$1,997,127	$2,010,652
Add:
Fee income	4,097	5,430	14,226	15,861

Less:
Depreciation	(194,106)	(174,456)	(701,216)	(637,441)
Amortization	(27,225)	(20,197)	(82,469)	(64,473)
Ground rent	(6,314)	(5,287)	(25,467)	(20,287)
Corporate general and administrative	(14,034)	(17,807)	(52,242)	(62,479)
Impairment	—	(7,500)	(228,272)	(7,500)

Operating Income	$266,594	$295,672	$921,687	$1,234,333

(a) Defined as Net Operating Income from Continuing Operations divided by Total Property Operating Revenues.

Equity Office Properties Trust
Consolidated Statements of Cash Flows

	For the three months ended		For the years ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Dollars in thousands, unaudited)
Operating Activities:
Net income	$70,039	$211,944	$137,307	$655,062
Adjustments to reconcile net income to net cash provided by operating activities:
Expense (revenue) recognized related to acquired lease obligations, net	851	(173)	2,114	(68)
Amortization of discounts included in interest and dividend income	(78)	(89)	(337)	(357)
Depreciation and amortization (including discontinued operations)	230,385	201,643	808,481	737,102
Ineffective portion of swap settlement payment included in interest expense	—	—	212	—
Amortization of (premiums) discounts on unsecured notes and settled interest rate protection agreements included in interest expense	(62)	(5,006)	(3,638)	(19,904)
Compensation expense related to restricted shares and stock options issued to employees	3,880	4,254	17,965	17,094
Income from investments in unconsolidated joint ventures	(12,675)	(16,964)	(50,304)	(79,882)
Net distributions from unconsolidated joint ventures	19,587	24,701	66,829	87,268
Net (gain) loss on sales of real estate (including discontinued operations)	(20,020)	(115,664)	(27,374)	(161,063)
(Gain) on sale of investment in CT Convertible Trust I preferred shares	—	—	(2,302)	—
Impairment	—	7,500	229,170	7,500
Cumulative effect of a change in accounting principle	—	—	33,697	—
Provision for doubtful accounts	2,108	1,721	5,455	12,803
Income allocated to minority interests	9,729	26,599	22,940	82,268
Changes in assets and liabilities:
(Increase) decrease in rents receivables	(9,131)	610	7,289	(6,893)
(Increase) in deferred rent receivables	(17,011)	(16,385)	(88,651)	(72,240)
(Increase) decrease in prepaid expenses and other assets	(22,948)	(50,718)	49,824	(8,409)
Increase (decrease) in accounts payable and accrued expenses	59,652	22,577	(7,659)	(17,487)
Increase (decrease) in other liabilities	25,921	(6,884)	6,949	(13,223)

Net cash provided by operating activities	340,227	289,666	1,207,967	1,219,571

Investing Activities:
Property acquisitions	(133,462)	(102,004)	(472,053)	(189,415)
Property dispositions	182,365	946,575	414,256	1,345,554
Capital and tenant improvements	(117,705)	(136,521)	(453,227)	(438,601)
Lease commissions and other costs	(29,017)	(28,910)	(123,037)	(138,979)
Sale of investment in CT Convertible Trust I preferred shares	—	—	32,089	—
Decrease in escrow deposits and restricted cash	40,744	18,620	124,167	23,329
(Investments in) distributions from unconsolidated joint ventures	—	(1,109)	(220,833)	24,854
Investments in notes receivable	(3,515)	—	(3,515)	—
Repayments of notes receivable	—	—	—	1,299

Net cash (used for) provided by investing activities	(60,590)	696,651	(702,153)	628,041

Financing Activities:
Principal payments on mortgage debt	(10,457)	(90,988)	(438,828)	(233,809)
Proceeds from unsecured notes	1,004,318	—	2,061,979	494,810
Repayment of unsecured notes	(325,000)	(400,000)	(1,205,000)	(700,000)
Proceeds from lines of credit	1,175,800	1,637,800	6,123,300	5,215,400
Repayment of lines of credit	(1,714,200)	(1,724,800)	(5,909,300)	(5,087,100)
Payments of loan costs	(1,414)	(130)	(2,920)	(8,678)
Settlement of interest rate swap agreements	—	—	(69,130)	768
Distributions to minority interests in partially owned properties	5,906	(2,114)	(12,810)	(10,062)
Payment of offering costs	(29)	(63)	(84)	(257)
Proceeds from exercise of stock options	15,159	17,095	59,269	37,744
Distributions to common shareholders and unitholders	(453,586)	(448,199)	(902,865)	(901,259)
Distributions from unconsolidated joint ventures related to a financing transaction	16,820	—	16,820	29,512
Repurchase of Common Shares	(831)	—	(37,774)	(363,486)
Redemption of Units	(1,370)	(797)	(3,904)	(6,427)
Repurchase of preferred shares	—	—	(114,073)	(250,000)
Payment of preferred distributions	(8,047)	(10,508)	(32,766)	(53,841)

Net cash (used for) financing activities	(296,931)	(1,022,704)	(468,086)	(1,836,685)

Net (decrease) increase in cash and cash equivalents	(17,294)	(36,387)	37,728	10,927
Cash and cash equivalents at the beginning of the period	124,420	105,785	69,398	58,471

Cash and cash equivalents at the end of the period	$107,126	$69,398	$107,126	$69,398

Equity Office Properties Trust
Consolidated Statements of Cash Flows
(Continued)

	For the three months ended		For the years ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Dollars in thousands, unaudited)
Supplemental Information:
Interest paid during the period, including a reduction of interest expense for capitalized interest of $218, $3,072, $4,648, and $10,089, respectively	$147,806	$173,913	$824,289	$849,337

Non-Cash Investing and Financing Activities:
Investing Activities:
Escrow deposits used for property acquisitions	$650	$—	$36,541	$—

Escrow deposits related to property dispositions	$(14,635)	$(49,991)	$(117,144)	$(69,330)

Mortgage loan repayment as a result of a property disposition (including prepayment expense of $375 in the year ended December 31, 2004)	$—	$—	$(5,830)	$(16,279)

Mortgage loan assumed upon acquisition of property	$—	$—	$82,970	$—

Mortgage loan assumed upon consolidation of property	$—	$—	$—	$59,166

Units issued in connection with property acquisition	$—	$—	$50	$—

Changes in accounts due to a like-kind exchange:
Increase in investment in real estate due to property acquisition	$—	$—	$130,203	$—

Decrease in investment in real estate due to property disposition	$—	$—	$(130,865)	$—

Decrease in accumulated depreciation	$—	$—	$9,137	$—

Decrease in other assets and liabilities	$—	$—	$(1,770)	$—

Changes in accounts due to consolidation of existing interest in a property as a result of acquiring the remaining economic interest:
Decrease in investment in unconsolidated joint ventures	$—	$—	$(157,659)	$—

Increase in investment in real estate	$—	$—	$612,411	$—

Increase in accumulated depreciation	$—	$—	$(44,440)	$—

Increase in mortgage debt	$—	$—	$(451,285)	$—

Increase in other assets and liabilities	$—	$—	$40,973	$—

Changes in accounts due to partial sale of real estate:
Increase in investment in unconsolidated joint ventures	$18,445	$155,710	$18,445	$155,710

Decrease in investment in real estate	$(21,726)	$(169,390)	$(21,726)	$(169,390)

Decrease in accumulated depreciation	$4,310	$19,336	$4,310	$19,336

Decrease in other assets and liabilities	$(1,030)	$(4,460)	$(1,030)	$(4,460)

Financing Activities:
Mortgage loan repayment as a result of a property disposition (including prepayment expense of $375 in the year ended December 31, 2004)	$—	$—	$5,830	$16,279

Mortgage loan assumed upon consolidation of property	$—	$—	$—	$(59,166)

Equity Office Properties Trust
Statement of Discontinued Operations

In accordance with FAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the net income (loss) for properties sold and properties held for sale is reflected in the consolidated statements of operations as Discontinued Operations for all periods presented. The properties that were partially sold are not required to be reflected as discontinued operations in accordance with FAS 144.

	For the three months ended		For the years ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Dollars in thousands)
Property operating revenues	$1,618	$26,693	$32,969	$142,310

Expenses:
Depreciation and amortization	816	5,449	9,459	28,437
Property operating	1,918	7,614	11,902	41,169
Ground rent	—	—	—	18
Impairment	—	—	898	—

Total expenses	2,734	13,063	22,259	69,624

Operating (loss) income	(1,116)	13,630	10,710	72,686

Other income (expense):
Interest and dividend income	—	52	2	161
Interest expense and amortization of deferred financing costs and prepayment expenses	—	(166)	(672)	(649)

Total other income (expense)	—	(114)	(670)	(488)

(Loss) income before income taxes and net (loss) gain on sales of real estate and property held for sale	(1,116)	13,516	10,040	72,198
Income taxes	—	98	(5)	82
Income allocated to minority interests — partially owned properties	—	(11)	(220)	(36)
Net (loss) gain on sales of real estate and property held for sale	(1,666)	16,554	5,473	61,953

Net (loss) income	($2,782)	$30,157	$15,288	$134,197

Property net operating (loss) income from discontinued operations	($300)	$19,079	$21,067	$101,141

Equity Office Properties Trust
Earnings Per Share

	For the three months ended December 31,		For the years ended December 31,
	2004	2003	2004	2003
	(Dollars in thousands, except per share amounts)
Numerator:
Income from continuing operations	$72,821	$181,787	$155,716	$520,865
Preferred distributions	(8,700)	(10,508)	(39,093)	(51,872)

Income from continuing operations available to common shareholders	64,121	171,279	116,623	468,993
Discontinued operations (including net (loss) gain on sales of real estate and property held for sale of ($1,666), $16,554, $5,473, and $61,953, respectively)	(2,782)	30,157	15,288	134,197
Cumulative effect of a change in accounting principle	—	—	(33,697)	—

Numerator for basic earnings per share — net income available to common shareholders	61,339	201,436	98,214	603,190
Net income available to common shareholders allocated to minority interests in EOP Partnership	7,316	24,671	11,747	74,152

Numerator for diluted earnings per share — net income available to common shareholders	$68,655	$226,107	$109,961	$677,342

Denominator:
Denominator for basic earnings per share — weighted average Common Shares outstanding	401,415,162	398,214,473	400,755,733	401,016,093

Effect of dilutive potential common shares:
Units	47,561,248	49,163,698	48,163,569	49,578,372
Share options and restricted shares	2,077,296	2,222,369	2,077,945	1,966,888

Dilutive potential common shares	49,638,544	51,386,067	50,241,514	51,545,260

Denominator for diluted earnings per share — weighted average Common Shares outstanding and dilutive potential common shares	451,053,706	449,600,540	450,997,247	452,561,353

Earnings per share — basic:
Income from continuing operations available to common shareholders, net of minority interests	$0.16	$0.44	$0.29	$1.21
Discontinued operations, net of minority interests	(0.01)	0.07	0.03	0.30
Cumulative effect of a change in accounting principle, net of minority interests	—	—	(0.08)	—

Net income available to common shareholders, net of minority interests (a)	$0.15	$0.51	$0.25	$1.50

Earnings per share — diluted:
Income from continuing operations available to common shareholders	$0.16	$0.44	$0.28	$1.20
Discontinued operations	(0.01)	0.07	0.03	0.30
Cumulative effect of a change in accounting principle	—	—	(0.07)	—

Net income available to common shareholders (a)	$0.15	$0.50	$0.24	$1.50

(a) Net income available to common shareholders per share may not total the sum of the per share components due to rounding.

Equity Office Properties Trust
Net Free Cash Flow
December 31, 2004

We define net free cash flow as net cash provided by operating activities determined in accordance with GAAP less distributions paid to our shareholders, unitholders and preferred shareholders less capital improvements incurred and expenditures for tenant improvements and leasing costs for leases that commence during the period. Net free cash flow is a non-GAAP financial measure, which we believe is helpful to investors to monitor the impact of distributions and capital improvements, tenant improvements, and leasing costs on our net cash provided by operating activities. Investors should review net free cash flow along with our consolidated statements of cash flows, as determined in accordance with GAAP. Net free cash flow should not be considered as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Below we have reconciled net free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented. Our calculation of net free cash flow is not necessarily comparable to similar measures that may be presented by other companies.

Lower occupancy levels, reduced rental rates, and reduced revenues as a result of asset sales have had the effect of reducing our net cash provided by operating activities. In addition, our tenant improvements and leasing costs have increased as compared to historical levels due to competitive market conditions for new and renewal leases. During the year ended December 31, 2004, our net cash provided by operating activities was used to fund distributions to our shareholders, unitholders and preferred shareholders and partially funded our capital improvements, tenant improvements and leasing costs. We funded the remaining portion of our capital improvements, tenant improvements and leasing costs with proceeds from borrowings.

	For the three months ended				For the year ended
	3/31/2004	6/30/2004	9/30/2004	12/31/2004	12/31/2004
	(Dollars in thousands)
Net cash provided by operating activities	$223,723	$343,008	$301,009	$340,227	$1,207,967
Less: Distributions paid to common shareholders and unitholders(a)	(836)	(224,408)	(224,035)	(453,586)	(902,865)
Less: Distributions paid to preferred shareholders	(8,622)	(8,049)	(8,048)	(8,047)	(32,766)
Less: Tenant improvements and leasing costs for leases which commenced during the period and capital improvements incurred(b)	(85,469)	(109,639)	(109,290)	(138,226)	(442,624)

Net Free Cash Flow Surplus (Deficit)	$128,796	$912	($40,364)	($259,632)	($170,288)

(a)	Distributions to common shareholders and unitholders are generally paid one quarter in arrears with no cash payment in the first quarter and two payments in the fourth quarter.

(b)	In the above table, tenant improvements and leasing costs are reported for leases which commence during the reporting periods, which we believe is a useful measure of the tenant improvements and leasing costs in our markets and is consistent with how we report our per square foot tenant improvements and leasing costs. The amounts included in the consolidated statements of cash flows reflect the cash expenditures made during the periods, regardless of when the leases commence. The difference between these two measures represents a timing difference between the lease commencement dates and the actual cash expenditures. Capital improvements in the above table reflect amounts paid or accrued for the periods shown. Capital improvements on the consolidated statements of cash flows reflect the cash expenditures made. The difference is a timing difference between the amounts accrued and the amounts paid. A reconciliation of the amounts shown above and the amounts shown on the statements of cash flows can be found on the “Tenant Improvements, Leasing Costs and Capital Improvements” page of this Supplement Operating and Financial Data Report.

Equity Office Properties Trust
Same Store Portfolio Segment Results
December 31, 2004

The financial data presented in the Consolidated Statements of Operations show changes in revenues and expenses from period-to-period. We do not believe our period-to-period financial data are necessarily comparable because we acquire and dispose of properties on an ongoing basis. The following table shows results attributable to the properties that were held during both periods being compared (the “Same Store Portfolio”). The information below is for consolidated properties only.

	For the three months ended December 31,		Change		For the years ended December 31,		Change
	2004	2003	$	%	2004	2003	$	%
	(Dollars in thousands)				(Dollars in thousands)
Property Operating Revenues (before deferred rental revenue)	$728,953	$743,829	($14,876)	(2.0%)	$2,823,963	$2,884,622	($60,659)	(2.1%)
Deferred rental revenue	12,030	21,406	(9,376)	(43.8%)	60,813	68,048	(7,235)	(10.6%)

Property Operating Revenues	740,983	765,235	(24,252)	(3.2%)	2,884,776	2,952,670	(67,894)	(2.3%)

Real estate taxes	79,829	78,661	1,168	1.5%	329,462	319,870	9,592	3.0%
Insurance, repairs and maintenance and property operating expenses	205,101	197,274	7,827	4.0%	750,806	725,676	25,130	3.5%

Property Operating Expenses	284,930	275,935	8,995	3.3%	1,080,268	1,045,546	34,722	3.3%

Property Operating Revenues less Property Operating Expenses	$456,053	$489,300	($33,247)	(6.8%)	$1,804,508	$1,907,124	($102,616)	(5.4%)

Property Operating Margin (Property Operating Revenues less Property Operating Expenses divided by Property Operating Revenues)	61.5%	63.9%		(2.4%)	62.6%	64.6%		(2.0%)

Property Operating Revenues less Property Operating Expenses	$456,053	$489,300	($33,247)	(6.8%)	$1,804,508	$1,907,124	($102,616)	(5.4%)
Less lease termination fees (included in Property Operating Revenues)	(9,533)	(24,728)	15,195	(61.4%)	(38,489)	(60,211)	21,722	(36.1%)

Property Operating Revenues (excluding lease termination fees) less Property Operating Expenses	$446,520	$464,572	($18,052)	(3.9%)	$1,766,019	$1,846,913	($80,894)	(4.4%)

Property Operating Margin excluding lease termination fees	61.0%	62.7%		(1.7%)	62.0%	63.9%		(1.8%)

Property Operating Revenues less Property Operating Expenses	$456,053	$489,300	($33,247)	(6.8%)	$1,804,508	$1,907,124	($102,616)	(5.4%)
Less deferred rental revenue	(12,030)	(21,406)	9,376	(43.8%)	(60,813)	(68,048)	7,235	(10.6%)

Property Operating Revenues less Property Operating Expenses (before deferred rental revenue)	$444,023	$467,894	($23,871)	(5.1%)	$1,743,695	$1,839,076	($95,381)	(5.2%)

	At December 31, 2004	At September 30, 2003		At December 31, 2004	At December 31, 2002
Occupancy
Office:
CBD	90.5%	89.6%	0.9%	90.8%	91.9%	(1.1%)
Suburban	86.1%	82.7%	3.4%	86.1%	85.7%	0.4%

Total Office	87.7%	85.2%	2.5%	87.8%	87.9%	(0.1%)

Industrial:
Suburban	100.0%	98.4%	1.6%	100.0%	93.5%	6.5%

Total Industrial	100.0%	98.4%	1.6%	100.0%	93.5%	6.5%

Same Store Portfolio:
CBD	90.5%	89.6%	0.9%	90.8%	91.9%	(1.1%)
Suburban	86.2%	82.8%	3.4%	86.2%	85.8%	0.4%

Total Same Store Portfolio	87.7%	85.3%	2.4%	87.8%	87.9%	(0.1%)

Square Feet
Office	104,148,418			102,648,868
Industrial	616,720			616,720

Total	104,765,138			103,265,588

Number of Properties
Office	627			622
Industrial	4			4

Total	631			626

Equity Office Properties Trust
Property Joint Venture Information
December 31, 2004

	Effective Ownership		Effective	Percent
Property	Percentage (a)	Square Feet	Square Feet	Occupied

Wholly-owned	100%	103,393,982	103,393,982

Consolidated Joint Ventures
222 Berkeley Street	91.5%	519,608	475,441	98.3%
500 Boylston Street	91.5%	706,864	646,781	97.7%
Wells Fargo Center	75%	1,117,439	838,079	94.8%
Washington Mutual Tower	75%	1,207,823	905,867	98.9%
The Plaza at LaJolla Village	66.7%	635,419	423,634	85.5%
Park Avenue Tower	94%	568,060	533,976	98.7%
850 Third Avenue	94%	568,867	534,735	91.8%
2951 28th Street	98%	85,000	83,300	94.8%
Water’s Edge	87.5%	243,433	213,004	70.0%
Ferry Building	100.0%	243,812	243,812	97.1%
SunAmerica Center	67.27%	780,063	524,772	88.8%
Concar	79.96%	218,985	175,100	99.0%

Subtotal		6,895,373	5,598,501

Unconsolidated Joint Ventures
One Post Office Square	50%	765,296	382,648	90.1%
75-101 Federal Street	51.61%	813,195	419,704	66.9%
Rowes Wharf	44%	344,645	151,644	99.7%
10 & 30 South Wacker (b)	75%	2,003,288	1,502,466	83.9%
Bank One Center (b)	25%	1,057,877	264,469	93.2%
Pasadena Towers (b)	25%	439,366	109,842	87.1%
Promenade II (b)	50%	774,344	387,172	97.7%
SunTrust Center (b)	25%	640,741	160,185	89.4%
Preston Commons (b)	50%	418,604	209,302	96.0%
Sterling Plaza (b)	50%	302,747	151,374	88.6%
Bank of America Tower	50.1%	1,545,008	774,049	74.5%
One Post	50%	421,121	210,561	84.5%
161 North Clark (c)	25%	1,010,520	252,630	97.6%
Prominence in Buckhead (c)	25%	424,309	106,077	95.3%
World Trade Center East (c)	25%	186,912	46,728	100.0%
Treat Towers (c)	25%	367,313	91,828	100.0%
Parkshore Plaza I & II (c)	25%	269,853	67,463	100.0%
Bridge Pointe Corporate Center I & II (c)	25%	372,653	93,163	100.0%
1111 19th Street (c)	20%	252,014	50,403	85.7%
1620 L Street (c)	20%	156,272	31,254	85.7%
1333 H Street (c)	20%	244,585	48,917	100.0%
Colorado Center (c)	50%	1,090,766	545,383	79.4%
1601 Market Street	11%	681,289	74,942	94.5%
1700 Market Street	11%	841,172	92,529	94.0%

Subtotal		15,423,890	6,224,733

Total Net Effective Square Footage		125,713,245	115,217,216

(a)	The amounts shown above approximate our economic ownership interest for the period presented. Cash flow from operations, capital transactions and net income are allocated to the joint venture partners in accordance with their respective partnership agreements. Our share of these items is subject to change based on, among other things, the operations of the property and the timing and amount of capital transactions.
(b)	MacQuarie Office (US) No. 2 Corporation is Equity Office’s partner in these joint ventures.
(c)	Teachers Insurance and Annuity Association of America (TIAA) and certain of its affiliates are Equity Office’s partners in these joint ventures.

Equity Office Properties Trust
Development
December 31, 2004

	Placed in				Costs	Total	Current
	Service		Number of	Square	Incurred To	Estimated	Percentage
	Date (a)	Location	Buildings	Feet	Date	Costs (b)	Leased
(Dollars in thousands)
Wholly-Owned
Cambridge Science Center	2Q/2004	Cambridge, MA	1	131,000	$40,492	$54,900	39%

(a)	The Placed in Service Date represents the date the certificate of occupancy was obtained. Subsequent to obtaining the certificate of occupancy, the property is expected to undergo a lease-up period.
(b)	The Total Estimated Costs represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any. The Total Estimated Costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

     In addition to the developments described above, we own or have under option various land parcels available for development. These sites represent possible future developments of up to approximately 12 million square feet of office space. These developments will be impacted by the timing and likelihood of success of the entitlement processes, both of which are uncertain. These various sites include, among others : Russia Wharf, Boston, MA; Reston Town Center, Reston, VA; Dulles Station, Herndon, VA; Prominence in Buckhead, Atlanta, GA; Perimeter Center, Atlanta, GA; Tabor Center, Denver, CO; Bridge Pointe Corporate Centre, San Diego, CA; La Jolla Centre, San Diego, CA; Orange Center, Orange, CA; Skyport Plaza, San Jose, CA; Foundry Square, San Francisco, CA; San Rafael Corporate Center, San Rafael, CA; Station Landing, Walnut Creek, CA; Parkshore Plaza, Folsom, CA; City Center Bellevue; Bellevue, WA; and 8th Street, Bellevue, WA.

There are no unconsolidated joint venture properties under development as of December 31, 2004.

Equity Office Properties Trust
Debt Summary
December 31, 2004

	Coupon	Effective	Principal	Maturity	Due at	Years to
Consolidated Property Debt:	Rate	Rate (a)	Balance	Date	Maturity	Maturity
	(Dollars in thousands)
Secured Fixed Rate Debt
Sixty State Street	9.50%	8.12%	$72,267	03/31/05	$71,963
Island Corporate Center	6.75%	8.03%	12,330	04/01/05	12,275
1740 Technology Drive	8.00%	6.80%	15,935	04/01/05	15,684
San Mateo Baycenter II	9.45%	6.80%	9,543	04/01/05	9,449
1301 Avenue of the Americas	7.79%	8.01%	423,235	08/01/05	420,684
One Market	8.40%	8.40%	134,708	10/01/05	132,858
One Market	6.90%	6.90%	38,459	10/01/05	38,069
Central Park	7.50%	7.50%	55,245	11/01/05	54,697
Washington Mutual Tower	7.53%	7.77%	79,100	11/30/05	79,100
Walnut Hill	7.15%	7.15%	13,425	12/10/05	13,203
Wells Fargo Center	8.74%	7.97%	110,000	12/31/05	110,000
Perimeter Center	7.08%	7.08%	185,248	03/31/06	178,571
Bayhill Office Center	8.35%	7.94%	48,441	12/01/06	45,751
Bayhill Office Center	6.90%	6.90%	38,459	12/01/06	37,422
Reston Town Center	8.00%	8.00%	84,217	01/01/07	81,194
Reston Town Center	6.90%	6.90%	28,844	01/01/07	28,030
E.J. Randolph	8.19%	8.19%	13,584	01/01/07	12,935
Northridge I	8.19%	8.19%	12,316	01/01/07	11,728
Westbrook Corporate Center	8.00%	8.00%	93,515	05/01/07	87,844
Wilshire Palisades	6.45%	6.45%	38,900	07/01/08	36,854
Corporate 500 Centre	6.66%	7.98%	80,006	11/01/08	80,006
Bayside Plaza	7.26%	7.62%	14,226	08/15/09	12,435
Centerside II	7.26%	7.72%	22,107	08/15/09	19,325
700 North Brand	7.26%	7.88%	24,553	08/15/09	21,464
Golden Bear Center	7.26%	7.72%	18,664	08/15/09	16,316
Bixby Ranch	7.26%	7.62%	26,003	08/15/09	22,731
One Memorial	7.26%	7.88%	57,532	08/15/09	50,293
SunAmerica Center	7.94%	7.94%	200,667	10/01/09	187,855
Peninsula Office Park	7.23%	7.78%	80,516	11/01/09	70,026
Embarcadero Place	7.23%	7.78%	34,854	11/01/09	30,313
201 California Street	7.23%	7.96%	40,559	11/01/09	35,363
Tower 56	7.23%	7.87%	22,863	11/01/09	19,884
125 Summer Street	7.23%	8.12%	72,034	11/01/09	62,649
Park Avenue Tower / 850 Third Avenue	8.47%	8.51%	182,587	06/30/10	180,000
The Plaza at La Jolla Village	6.87%	7.50%	76,718	01/10/11	69,608
San Felipe Plaza	5.81%	5.81%	48,260	01/01/13	41,212
Santa Monica Business Park	9.88%	7.36%	6,634	12/10/13	—

Total / Weighted Average Secured Fixed Rate Debt	7.69%	7.80%	2,516,554		2,397,791	2.7

Secured Variable Rate Debt
1301 Avenue of the Americas LIBOR + 300 bp	5.28%	5.53%	106,196	08/01/05	105,467	0.6

Total / Weighted Average Consolidated Secured Debt	7.59%	7.71%	2,622,750		2,503,258	2.6

Equity Office Properties Trust
Debt Summary
December 31, 2004

	Coupon	Effective	Principal	Maturity	Due at	Years to
	Rate	Rate (a)	Balance	Date	Maturity	Maturity
	(Dollars in thousands)
Unsecured Debt Variable Rate Line of Credit
$1B Revolving Credit Facility
LIBOR + 60 bp plus facility fee of 20 bp on $1.0 billion	3.05%	3.25%	$548,000	05/08/06	$548,000	1.4

Unsecured Fixed Rate Notes
8 Year Unsecured Notes	6.88%	6.40%	125,000	02/01/05	125,000
7 Year Unsecured Notes	6.63%	4.99%	400,000	02/15/05	400,000
7 Year Unsecured Notes	8.00%	6.49%	100,000	07/19/05	100,000
8 Year Unsecured Notes	7.36%	7.69%	50,000	09/01/05	50,000
6 Year Unsecured Notes	8.38%	7.65%	500,000	03/15/06	500,000
9 Year Unsecured Notes	7.44%	7.74%	50,000	09/01/06	50,000
10 Year Unsecured Notes	7.13%	6.74%	100,000	12/01/06	100,000
9 Year Unsecured Notes	7.00%	6.80%	1,500	02/02/07	1,500
9 Year Unsecured Notes	6.88%	6.83%	25,000	04/30/07	25,000
9 Year Unsecured Notes	6.76%	6.76%	300,000	06/15/07	300,000
10 Year Unsecured Notes	7.41%	7.70%	50,000	09/01/07	50,000
7 Year Unsecured Notes	7.75%	7.91%	600,000	11/15/07	600,000
10 Year Unsecured Notes	6.75%	6.97%	150,000	01/15/08	150,000
10 Year Unsecured Notes	6.75%	7.01%	300,000	02/15/08	300,000
10 Year Unsecured Notes	6.80%	6.94%	500,000	01/15/09	500,000
10 Year Unsecured Notes	7.25%	7.14%	200,000	05/01/09	200,000
11 Year Unsecured Notes	7.13%	6.97%	150,000	07/01/09	150,000
10 Year Unsecured Notes	8.10%	8.22%	360,000	08/01/10	360,000
6 Year Unsecured Notes	4.65%	4.81%	800,000	10/01/10	800,000
10 Year Unsecured Notes	7.65%	7.20%	200,000	12/15/10	200,000
10 Year Unsecured Notes	7.00%	6.83%	1,100,000	07/15/11	1,100,000
10 Year Unsecured Notes	6.75%	7.02%	500,000	02/15/12	500,000
10 Year Unsecured Notes	5.88%	5.98%	500,000	01/15/13	500,000
20 Year Unsecured Notes	7.88%	8.08%	25,000	12/01/16	25,000
20 Year Unsecured Notes	7.35%	8.08%	200,000	12/01/17	200,000
20 Year Unsecured Notes	7.25%	7.54%	250,000	02/15/18	250,000
30 Year Unsecured Notes	7.50%	8.24%	150,000	10/01/27	150,000
30 Year Unsecured Notes	7.25%	7.31%	225,000	06/15/28	225,000
30 Year Unsecured Notes	7.50%	7.55%	200,000	04/19/29	200,000
30 Year Unsecured Notes	7.88%	7.94%	300,000	07/15/31	300,000
EOP InterNotes (b)	4.31%	4.55%	34,254	11/15/06-1/15/11	34,254

Total / Weighted Average Unsecured Fixed Rate Notes	6.94%	6.87%	8,445,754		8,445,754	7.0

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts on certain unsecured notes.

(b)	The rates shown are weighted average rates. The coupon rate on the EOP InterNotes range from 3.30% to 5.25%. Including all offering expenses, the all-in effective rates of the EOP InterNotes range from 3.61% to 5.46%.

Equity Office Properties Trust
Debt Summary
December 31, 2004

	Coupon	Effective	Principal	Maturity	Due at	Years to
	Rate	Rate (a)	Balance	Date	Maturity	Maturity
	(Dollars in thousands)
Unsecured Variable Rate Notes
6 Year Unsecured Notes LIBOR + 60 bp	2.64%	2.77%	$200,000	10/01/10	$200,000
10 Year Unsecured Notes (b)	4.75%	4.25%	1,000,000	3/15/14	1,000,000
10 Year Unsecured Notes LIBOR + 77.5 bp	3.16%	3.26%	45,000	05/27/14	45,000

Total / Weighted Average Unsecured Variable Rate Notes	4.35%	3.98%	1,245,000		1,245,000	8.7

Total / Weighted Average Consolidated Fixed Rate Debt	7.11%	7.09%	10,962,308		10,843,545	6.0
Total / Weighted Average Consolidated Variable Rate Debt	4.03%	3.85%	1,899,196		1,898,467	6.1
Net discount on fixed rate mortgage debt			(13,683)
Net discount on unsecured fixed rate notes			(6,738)
Net discount on unsecured variable rate notes			(31,624)

Total / Weighted Average Consolidated Debt	6.65%	6.61%	12,809,459		12,742,012	6.0

Pro Rata Share of Unconsolidated Joint Venture Debt
SunTrust Center LIBOR + 80 bp	3.28%	3.28%	12,500	12/14/05	12,500
Bank One Center LIBOR + 80 bp	3.28%	3.28%	16,250	12/14/05	16,250
Promenade II	7.84%	7.84%	41,559	10/01/06	39,325
Promenade II	6.90%	6.90%	9,615	10/01/06	9,391
Pasadena Towers	6.92%	6.92%	15,421	08/01/08	14,371
1601 Market Street	5.12%	5.12%	6,765	11/11/09	6,765
Bank of America	4.48%	4.48%	97,695	01/04/10	92,877
1700 Market Street	5.35%	5.35%	9,779	11/06/11	7,869
1700 Market Street LIBOR + 250 bp	4.84%	4.84%	1,353	11/06/11	1,353
75-101 Federal Street	5.05%	5.05%	62,595	11/01/12	52,676
One Post Office Square	5.70%	5.70%	87,500	10/01/13	77,017

Total / Weighted Average Pro Rate Share of Unconsolidated Joint Venture Debt	5.37%	5.37%	361,032		330,394	5.6

Total / Weighted Average Consolidated and Pro Rata Share of Unconsolidated Joint Venture Debt	6.62%	6.57%	$13,170,491		$13,072,406	6.0

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts on certain unsecured notes.

(b)	In March 2004, we entered into several interest rate swap agreements that effectively converted these notes to a variable interest rate based on the 6-month LIBOR rate.

Equity Office Properties Trust
Debt Maturity
(excludes principal payments prior to maturity)
December 31, 2004

	Consolidated	Unconsolidated		Revolving		Effective
Year	Secured Debt	Secured Debt	Unsecured Notes	Credit Facility	Total	Rate (a)
	(Dollars in thousands)
2005	$1,063,449	$28,750	$675,000	$—	$1,767,199	6.85%
2006	261,744	48,716	652,924	548,000	1,511,384	5.92%
2007	221,731	—	977,010	—	1,198,741	7.59%
2008	116,860	14,371	475,294	—	606,525	6.99%
2009	548,654	6,765	850,430	—	1,405,849	7.36%
2010	180,000	92,877	1,563,259	—	1,836,136	5.86%
2011	69,608	9,222	1,101,837	—	1,180,667	6.86%
2012	—	52,676	500,000	—	552,676	6.80%
2013	41,212	77,017	500,000	—	618,229	5.94%
2014	—	—	1,045,000	—	1,045,000	4.21%
2016	—	—	25,000	—	25,000	8.08%
2017	—	—	200,000	—	200,000	8.08%
2018	—	—	250,000	—	250,000	7.54%
2027	—	—	150,000	—	150,000	8.24%
2028	—	—	225,000	—	225,000	7.31%
2029	—	—	200,000	—	200,000	7.55%
2031	—	—	300,000	—	300,000	7.94%

Total / Weighted Average	$2,503,258	$330,394	$9,690,754	$548,000	$13,072,406	6.57%

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts on certain notes.

Restrictions and Covenants under Unsecured Indebtedness

     Agreements or instruments relating to our unsecured notes and the line of credit contain certain financial restrictions and requirements described below. As of December 31, 2004, we were in compliance with each of these financial restrictions and requirements.

     Set forth below are the financial restrictions and requirements to which we are subject under our current line of credit agreement:

•	total liabilities to total asset value may not exceed 0.60:1 at any time;
•	earnings before interest, taxes, depreciation and amortization to interest expense may not be less than 2.00:1;
•	cash flow to fixed charges may not be less than 1.5:1;
•	secured debt to total asset value may not exceed 0.40:1;
•	unsecured debt to unencumbered asset value may not exceed 0.60:1;
•	unencumbered net operating income to unsecured debt service may not be less than 2.0:1;
•	consolidated tangible net worth may not be less than the sum of $10.7 billion and 70% of all net offering proceeds received by Equity Office or EOP Partnership after December 31, 2002;
•	we may not pay any distributions on Common Shares and Units in excess of 95% of annual funds from operations; and
•	our investments in unimproved assets, interest in taxable REIT subsidiaries, developments, unconsolidated joint ventures, mortgages and securities, in the aggregate, may not exceed 25% of our total asset value.

Set forth below are the financial restrictions and requirements to which we are subject under our unsecured note indentures.

•	Debt to Adjusted Total Assets may not exceed 0.60:1
•	Secured Debt to Adjusted Total Assets may not exceed 0.40:1
•	Consolidated Income Available for Debt Service to Annual Debt Service charge may not be less than 1.50:1
•	Total Unencumbered Assets to Unsecured Debt may not be less than 1.50:1

The calculations and results for the financial covenants under our unsecured note indentures will be included in our Form 10-K.

Equity Office Properties Trust
Ratio of Fixed to Floating Rate Debt

The table below summarizes our consolidated mortgage debt, unsecured notes, and line of credit indebtedness at December 31, 2004 and December 31, 2003.

(Dollars in thousands)	December 31, 2004	December 31, 2003
Balance
Fixed rate	$10,941,887	$11,108,801
Variable rate (a)	1,867,572	370,000

Total	$12,809,459	$11,478,801

Percent of total debt
Fixed rate	85.4%	96.8%
Variable rate (a)	14.6%	3.2%

Total	100.0%	100.0%

Effective interest rate at end of period
Fixed rate	7.09%	7.11%
Variable rate (a)	3.85%	1.93%

Effective interest rate	6.61%	6.94%

(a) The variable rate debt as of December 31, 2004 includes $1.0 billion of fixed rate unsecured notes that were converted to a variable rate based on LIBOR plus 122 basis points through several interest rate swap agreements entered into on March 23, 2004. The interest rates for the remaining variable rate debt are based on various spreads over LIBOR.

Equity Office Properties Trust
Gross Leasing Summary for Office Properties
December 31, 2004

	For the three months ended December 31,
	2004	2003
Leased square footage (a)	5,330,014	6,119,570
Weighted average term in years	5.39	5.43

Rental Rates (b)
(Dollars presented on a per square foot basis)	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)
Rate on expiring leases	$27.77	$28.43	$27.25	$27.84
Rate on terminated leases	24.08	24.61	32.73	32.39

Rate on expiring and terminated leases	26.97	27.60	28.77	29.10
Rate on new and renewal leases	24.52	23.82	24.91	23.97

Change from expiring and terminated leases	($2.45)	($3.78)	(3.86)	(5.13)

% Change from expiring and terminated leases	-9.1%	-13.7%	-13.4%	-17.6%

Change from expiring leases only	($3.25)	($4.61)	($2.34)	($3.87)

% Change from expiring leases only	-11.7%	-16.2%	-8.6%	-13.9%

	For the years ended December 31,
	2004	2003
Leased square footage (a)	22,015,441	22,684,488
Weighted average term in years	5.49	5.49

Rental Rates (b)
(Dollars presented on a per square foot basis)	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)
Rate on expiring leases	$26.68	$27.32	$27.06	$27.56
Rate on terminated leases	29.09	30.56	31.82	31.91

Rate on expiring and terminated leases	27.14	27.94	28.14	28.55
Rate on new and renewal leases	24.10	23.38	25.68	24.86

Change from expiring and terminated leases	($3.04)	($4.56)	($2.46)	($3.69)

% Change from expiring and terminated leases	-11.2%	-16.3%	-8.7%	-12.9%

Change from expiring leases only	($2.58)	($3.94)	($1.38)	($2.70)

% Change from expiring leases only	-9.7%	-14.4%	-5.1%	-9.8%

(a)	For tenants whose lease term commenced in the period presented.
(b)	The rental rates are presented on an annual weighted-average basis based on square footage.
(c)	These weighted average GAAP rental rates are based on the average annual base rent per square foot over the term of each lease and the current estimated tenant reimbursements, if any.
(d)	These weighted average annual cash rental rates are based on the monthly contractual rent when the lease commenced, expired or terminated. For new and renewal leases, if the monthly contractual rent when the lease commenced is $0 then the rental rate represents the first monthly rent payment due multiplied by 12 months (“Annualized Cash Rent”). This amount reflects total base rent and estimated expense reimbursements without regard to any rent concessions and contractual increases or decreases in rent after the lease commences. We believe Annualized Cash Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Tenant Improvements, Leasing Costs and Capital Improvements
December 31, 2004

Tenant Improvements and Lease Costs

     The amounts shown below represent the total tenant improvement and leasing costs for leases which commenced during the period, regardless of when such costs were actually paid, which is a useful measure of the total tenant improvement and leasing costs for the period presented.

	For the three months ended December 31,
(Dollars in thousands except per
square foot amounts)	2004		2003
		Total Costs		Total Costs
		per Square		per Square
	Total Costs	Foot Leased	Total Costs	Foot Leased
CONSOLIDATED PROPERTIES:
Office Properties:
Renewals	$24,687	$13.48	$39,445	$17.68
Retenanted	66,898	21.88	72,116	25.52

Total/Weighted Average	$91,585	$18.73	$111,561	$22.06

Industrial Properties:
Renewals	$0	$0.00	$118	$1.88
Retenanted	144	3.59	1,183	4.71

Total/Weighted Average	$144	$3.59	$1,301	$4.15

UNCONSOLIDATED JOINT VENTURES (a):
Renewals	$2,536	$34.79	$5,786	$16.75
Retenanted	2,749	28.67	4,165	25.58

Total/Weighted Average	$5,285	$31.31	$9,951	$19.58

TOTAL PROPERTIES:
Office (consolidated and unconsolidated)	$96,870	$19.15	$121,512	$21.83
Industrial	144	$3.59	1,301	4.15

Total/Weighted Average	$97,014	$19.18	$122,813	$20.89

	For the three months ended December 31,
(Dollars in thousands except per
square foot amounts)	2004		2003
		Total Costs		Total Costs
		per Square		per Square
	Total Costs	Foot Leased	Total Costs	Foot Leased
CONSOLIDATED PROPERTIES:
Office Properties:
Renewals	$97,214	$11.62	$128,673	$13.07
Retenanted	259,506	23.45	248,364	24.31

Total/Weighted Average	$356,720	$18.36	$377,037	$18.79

Industrial Properties:
Renewals	$1,623	$2.24	$1,153	$3.10
Retenanted	2,961	5.96	2,213	3.78

Total/Weighted Average	$4,584	$3.75	$3,366	$3.51

UNCONSOLIDATED JOINT VENTURES (a):
Renewals	$12,330	$21.95	$17,936	$24.09
Retenanted	12,576	30.65	8,026	23.21

Total/Weighted Average	$24,906	$25.62	$25,962	$23.81

TOTAL PROPERTIES:
Office (consolidated and unconsolidated)	$381,626	$18.70	$402,999	$19.05
Industrial	4,584	$3.75	3,366	3.51

Total/Weighted Average	$386,210	$17.86	$406,365	$18.38

(a)	Amounts shown represent our share of unconsolidated joint ventures. All joint ventures are office properties.

Equity Office Properties Trust
Tenant Improvements, Leasing Costs and Capital Improvements (Continued)
December 31, 2004

Reconciliation to the Consolidated Statements of Cash Flows

     The above information includes tenant improvements and leasing costs for leases which commenced during the period shown. The amounts included in the consolidated statement of cash flows represent the cash expenditures made during the period. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. In addition, the figures below include expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other. The reconciliation between the amounts shown on the prior page for the consolidated properties and the amounts disclosed in the consolidated statements of cash flows is as follows:

	For the three months ended		For the years ended
	December 31,		December 31,
(Dollars in thousands)	2004	2003	2004	2003
Capital improvements	$42,476	$35,612	$70,594	$64,052
Tenant Improvements and Leasing Costs:
Office Properties	91,585	111,561	356,720	377,037
Industrial Properties	144	1,301	4,584	3,366
Expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other	4,021	14,947	10,726	32,397

Subtotal	138,226	163,421	442,624	476,852
Development costs	8,343	27,469	50,815	96,736
Redevelopment costs	—	1,178	787	8,391
Timing differences	153	(26,637)	82,038	(4,399)

Total capital improvements, tenant improvements and leasing costs	$146,722	$165,431	$576,264	$577,580

Capital and tenant improvements from consolidated statement of cash flows	$117,705	$136,521	$453,227	$438,601
Lease commissions and other costs from consolidated statement of cash flows	29,017	28,910	123,037	138,979

Total capital improvements, tenant improvements and leasing costs on the consolidated statement of cash flows	$146,722	$165,431	$576,264	$577,580

Unconsolidated Joint Ventures (a):
Capital improvements	$3,577	$5,665	$6,387	$9,222
Development costs	—	(129)	—	5,538

Total capital improvements	$3,577	$5,536	$6,387	$14,760

(a)	Amounts shown represent our share of unconsolidated joint ventures. All joint ventures are office properties.

Equity Office Properties Trust
Portfolio Data
December 31, 2004

Equity Office Properties Trust
Office Portfolio Summary
December 31, 2004

Property Net Operating Income from Continuing Operations (“NOI”) and Square Feet

NOI by Type:

	Office	Industrial	Total
	(Dollars in thousands)
Consolidated	$503,764	$412	$504,176
Unconsolidated Joint Ventures	27,041	—	27,041

Total	$530,805	$412	$531,217

	Square Feet	% Square Feet	% NOI	Markets
All Office Properties	125,713,245			27
CBD	52,318,563	41.6%	44.2%
Suburban	73,394,682	58.4%	55.8%

	CBD			Suburban			All Office Properties
Market	Square Feet	% Square Feet	% NOI	Square Feet	% Square Feet	% NOI	Square Feet	% Square Feet	% NOI

Boston	9,112,912	7.2%	9.5%	3,454,517	2.7%	3.0%	12,567,429	10.0%	12.4%
San Francisco	5,356,806	4.3%	4.2%	5,699,924	4.5%	5.9%	11,056,730	8.8%	10.1%
San Jose	643,046	0.5%	0.8%	7,613,949	6.1%	8.9%	8,256,995	6.6%	9.7%
New York	5,347,465	4.3%	8.8%	—	0.0%	0.0%	5,347,465	4.3%	8.8%
Los Angeles	1,896,244	1.5%	1.7%	6,760,666	5.4%	6.0%	8,656,910	6.9%	7.7%
Seattle	5,154,675	4.1%	3.7%	4,847,227	3.9%	3.6%	10,001,902	8.0%	7.3%
Chicago	6,634,939	5.3%	4.1%	5,066,006	4.0%	3.1%	11,700,945	9.3%	7.2%
Washington D.C.	2,299,073	1.8%	2.5%	4,070,878	3.2%	4.3%	6,369,951	5.1%	6.8%
Atlanta	1,989,632	1.6%	1.9%	5,580,448	4.4%	2.6%	7,570,080	6.0%	4.5%
Orange County	—	0.0%	0.0%	6,039,396	4.8%	4.4%	6,039,396	4.8%	4.4%
All Others	13,883,771	11.0%	6.9%	24,261,671	19.3%	14.0%	38,145,442	30.3%	21.0%

Total	52,318,563	41.6%	44.2%	73,394,682	58.4%	55.8%	125,713,245	100.0%	100.0%

NOI calculations are based on actual NOI for the fourth quarter of 2004 generated from properties owned as of December 31, 2004.

Equity Office Properties Trust
Summary of Markets
December 31, 2004

	Market	State	Buildings	Square Feet	% Square Feet	% NOI

1	Boston	MA	51	12,567,429	10.0%	12.4%
2	San Francisco	CA	83	11,056,730	8.8%	10.1%
3	San Jose	CA	117	8,256,995	6.6%	9.7%
4	New York	NY	7	5,347,465	4.3%	8.8%
5	Los Angeles	CA	50	8,656,910	6.9%	7.7%
6	Seattle	WA	54	10,001,902	8.0%	7.3%
7	Chicago	IL	33	11,700,945	9.3%	7.2%
8	Washington D.C.	DC, VA	27	6,369,951	5.1%	6.8%
9	Atlanta	GA	43	7,570,080	6.0%	4.5%
10	Orange County	CA	33	6,039,396	4.8%	4.4%
11	Portland	OR	45	4,164,536	3.3%	2.6%
12	Denver	CO	16	4,716,582	3.8%	2.5%
13	Sacramento	CA	39	2,707,275	2.2%	2.0%
14	San Diego	CA	18	2,479,240	2.0%	1.9%
15	Oakland-East Bay	CA	18	3,003,422	2.4%	1.8%
16	Minneapolis	MN	3	2,003,314	1.6%	1.7%
17	Stamford	CT	7	1,654,296	1.3%	1.6%
18	Dallas	TX	14	4,237,044	3.4%	1.6%
19	Houston	TX	7	2,734,362	2.2%	1.2%
20	New Orleans	LA	5	2,357,699	1.9%	1.1%
21	Austin	TX	7	1,605,725	1.3%	1.0%
22	Philadelphia	PA	13	2,528,078	2.0%	0.7%
23	Cleveland	OH	1	1,270,204	1.0%	0.5%
24	Phoenix	AZ	2	605,295	0.5%	0.3%
25	Indianapolis	IN	2	1,057,877	0.8%	0.2%
26	Columbus	OH	2	379,752	0.3%	0.2%
27	Orlando	FL	1	640,741	0.5%	0.1%

	Total		698	125,713,245	100%	100%

The NOI percentages above are based on NOI for the fourth quarter of 2004 generated from office properties owned as of December 31, 2004.

Equity Office Properties Trust
Office Occupancy Summary (a)
December 31, 2004

Summary by Market
	Square Footage				Percentage
	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total
Boston	11,427,572	173,129	966,728	12,567,429	90.9%	1.4%	7.7%	100.0%
San Francisco	8,730,850	185,660	2,140,220	11,056,730	79.0%	1.7%	19.4%	100.0%
San Jose	7,038,176	123,310	1,095,509	8,256,995	85.2%	1.5%	13.3%	100.0%
New York	5,094,809	21,687	230,969	5,347,465	95.3%	0.4%	4.3%	100.0%
Los Angeles	7,497,818	303,431	855,661	8,656,910	86.6%	3.5%	9.9%	100.0%
Seattle	8,703,014	261,943	1,036,945	10,001,902	87.0%	2.6%	10.4%	100.0%
Chicago	10,434,871	389,354	876,720	11,700,945	89.2%	3.3%	7.5%	100.0%
Washington D.C.	5,848,478	176,841	344,632	6,369,951	91.8%	2.8%	5.4%	100.0%
Atlanta	6,323,280	69,197	1,177,603	7,570,080	83.5%	0.9%	15.6%	100.0%
Orange County	5,760,128	37,329	241,939	6,039,396	95.4%	0.6%	4.0%	100.0%
All Others	33,418,430	440,789	4,286,223	38,145,442	87.6%	1.2%	11.2%	100.0%

Total	110,277,426	2,182,670	13,253,149	125,713,245	87.7%	1.7%	10.5%	100.0%

Summary CBD vs. Suburban
	Square Footage				Percentage
	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total
CBD	47,006,340	649,661	4,662,562	52,318,563	89.8%	1.2%	8.9%	100.0%
Suburban	63,271,086	1,533,009	8,590,587	73,394,682	86.2%	2.1%	11.7%	100.0%

Total	110,277,426	2,182,670	13,253,149	125,713,245	87.7%	1.7%	10.5%	100.0%

(a) These amounts include joint ventures at 100%.

Equity Office Properties Trust
25 Largest Tenants
December 31, 2004

			Percentage of
		Weighted Average	Office Portfolio		Percentage of
	Number of	Remaining Lease	Annualized	Aggregate Rentable	Aggregate Occupied
Largest Tenants (a) (b)	Buildings	Term in Months (c)	Rent	Square Feet	Square Feet

General Services Administration	47	49	2.1%	2,604,770	2.4%
PriceWaterhouseCoopers	8	41	1.5%	1,215,678	1.1%
Washington Mutual	35	69	1.4%	1,595,041	1.4%
Ogilvy & Mather	1	54	1.1%	591,560	0.5%
Marsh & McLennan Companies	17	54	1.0%	897,800	0.8%
Siebel Systems	6	99	1.0%	655,231	0.6%
Wells Fargo	32	94	0.9%	1,044,280	0.9%
Cravath, Swaine & Moore LLP	1	56	0.9%	502,253	0.5%
State Street	4	116	0.7%	489,032	0.4%
Wachovia Corporation	24	51	0.7%	716,179	0.6%
Xerox	7	73	0.7%	302,557	0.3%
Siemens	8	70	0.7%	470,652	0.4%
Dewey Ballantine LLP	1	189	0.6%	406,776	0.4%
Ameriquest Mortgage Company	30	43	0.6%	1,017,012	0.9%
Deloitte & Touche, LLP	8	83	0.6%	732,619	0.7%
Booz Allen Hamilton	4	80	0.6%	711,003	0.6%
Citigroup Inc.	34	35	0.6%	636,307	0.6%
Bank One/J.P. Morgan Chase	19	122	0.6%	729,133	0.7%
Calyon (Credit Lyonnais merger)	1	98	0.6%	363,997	0.3%
American International Group (AIG)	15	74	0.6%	525,241	0.5%
Accenture	8	71	0.6%	613,864	0.6%
Merrill Lynch	17	66	0.5%	491,141	0.4%
MFS Investment Management	1	98	0.5%	353,665	0.3%
HQ Global/Regus	27	40	0.5%	615,616	0.6%
Advanced Micro Devices	1	73	0.5%	175,000	0.2%

Total \ Weighted Average (c)		69	20.2%	18,456,407	16.7%

(a)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0, then the first monthly rent payment due, under existing leases as of December 31, 2004 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of December 31, 2004 without regard to any rent concession and contractual increases or decreases in rent subsequent to December 31, 2004. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.
(b)	Actual tenant may be a subsidiary of, or an entity affiliated with, the named tenant.
(c)	Weighted average calculation based on aggregate rentable square footage occupied by each tenant without regard to any early lease termination and/or renewal options.

Equity Office Properties Trust
Office Lease Expiration Schedule (a)
December 31, 2004

The following schedule is based upon the contractual termination date of the leases, without regard to any lease termination and/or renewal options. Some of our leases are subject to various forms of lease termination options exercisable by tenants. Depending on the form of the option, some of these options may or may not require the payment of a fee and notice period as a condition to exercise. Although it is not possible to predict which tenants are likely to exercise these options, it has been our experience that markets in which the contractual rents are significantly higher than current market rents incur the greatest incidence of lease termination option exercises. As a result of these lease termination options and other factors, such as tenant insolvencies, the actual termination dates of some portion of the leases may vary from the contractual expiration date set forth in the schedule.

(Dollars in thousands except per square foot amounts)	2005 and month to month (b)	2006	2007	2008	2009	2010	2011	2012	2013	2014	Thereafter (f)	Totals

Boston
Square Feet (c)	972,316	847,273	1,565,349	1,392,031	1,262,775	1,396,907	338,674	859,366	1,359,279	635,054	798,548	11,427,572
% Square Feet (d)	7.7%	6.7%	12.5%	11.1%	10.0%	11.1%	2.7%	6.8%	10.8%	5.1%	6.4%	90.9%
Annualized Rent for occupied square feet (e)	$32,781	$26,839	$60,699	$52,843	$47,547	$53,072	$14,546	$38,970	$55,694	$21,311	$33,504	$437,806
Annualized Rent per occupied square foot (e)	$33.71	$31.68	$38.78	$37.96	$37.65	$37.99	$42.95	$45.35	$40.97	$33.56	$41.96	$38.31

San Francisco
Square Feet (c)	1,434,728	808,772	1,213,498	1,378,500	923,469	977,708	470,309	227,802	350,462	286,219	659,383	8,730,850
% Square Feet (d)	13.0%	7.3%	11.0%	12.5%	8.4%	8.8%	4.3%	2.1%	3.2%	2.6%	6.0%	79.0%
Annualized Rent for occupied square feet (e)	$58,607	$38,869	$43,270	$51,206	$27,651	$45,383	$21,073	$7,666	$10,725	$7,022	$37,426	$348,900
Annualized Rent per occupied square foot (e)	$40.85	$48.06	$35.66	$37.15	$29.94	$46.42	$44.81	$33.65	$30.60	$24.54	$56.76	$39.96

San Jose
Square Feet (c)	1,053,618	1,053,915	854,921	466,308	559,076	907,758	825,613	458,779	116,214	487,679	254,295	7,038,176
% Square Feet (d)	12.8%	12.8%	10.4%	5.6%	6.8%	11.0%	10.0%	5.6%	1.4%	5.9%	3.1%	85.2%
Annualized Rent for occupied square feet (e)	$34,930	$35,005	$28,164	$12,671	$16,180	$35,425	$52,496	$31,014	$3,694	$9,043	$6,521	$265,144
Annualized Rent per occupied square foot (e)	$33.15	$33.21	$32.94	$27.17	$28.94	$39.03	$63.58	$67.60	$31.79	$18.54	$25.64	$37.67

New York
Square Feet (c)	449,114	203,138	173,852	126,860	1,253,489	291,004	420,762	462,762	436,482	107,194	1,170,152	5,094,809
% Square Feet (d)	8.4%	3.8%	3.3%	2.4%	23.4%	5.4%	7.9%	8.7%	8.2%	2.0%	21.9%	95.3%
Annualized Rent for occupied square feet (e)	$18,342	$12,673	$8,661	$7,432	$71,472	$13,663	$25,240	$20,567	$23,743	$6,416	$60,856	$269,065
Annualized Rent per occupied square foot (e)	$40.84	$62.39	$49.82	$58.58	$57.02	$46.95	$59.99	$44.44	$54.40	$59.86	$52.01	$52.81

Los Angeles
Square Feet (c)	750,221	909,472	1,140,446	602,382	687,826	628,548	482,143	652,899	632,986	335,525	675,370	7,497,818
% Square Feet (d)	8.7%	10.5%	13.2%	7.0%	7.9%	7.3%	5.6%	7.5%	7.3%	3.9%	7.8%	86.6%
Annualized Rent for occupied square feet (e)	$24,116	$32,913	$39,157	$18,706	$18,677	$18,832	$17,545	$22,036	$21,379	$11,804	$19,825	$244,990
Annualized Rent per occupied square foot (e)	$32.14	$36.19	$34.33	$31.05	$27.15	$29.96	$36.39	$33.75	$33.78	$35.18	$29.35	$32.67

Seattle
Square Feet (c)	899,904	817,962	893,482	1,240,650	1,360,692	1,119,306	433,978	430,637	401,903	403,020	701,480	8,703,014
% Square Feet (d)	9.0%	8.2%	8.9%	12.4%	13.6%	11.2%	4.3%	4.3%	4.0%	4.0%	7.0%	87.0%
Annualized Rent for occupied square feet (e)	$25,209	$23,670	$25,116	$32,262	$32,318	$30,517	$11,069	$12,170	$10,250	$8,901	$17,097	$228,581
Annualized Rent per occupied square foot (e)	$28.01	$28.94	$28.11	$26.00	$23.75	$27.26	$25.51	$28.26	$25.50	$22.09	$24.37	$26.26

Equity Office Properties Trust
Office Lease Expiration Schedule (a)
December 31, 2004

(Dollars in thousands	2005 and
except per square foot	month to
amounts)	month (b)	2006	2007	2008	2009	2010	2011	2012	2013	2014	Thereafter (f)	Totals

Chicago
Square Feet (c)	1,454,760	1,284,114	918,192	1,425,120	955,741	1,101,009	547,496	621,802	502,717	472,933	1,150,987	10,434,871
% Square Feet (d)	12.4%	11.0%	7.8%	12.2%	8.2%	9.4%	4.7%	5.3%	4.3%	4.0%	9.8%	89.2%
Annualized Rent for occupied square feet (e)	$39,996	$36,847	$24,449	$41,027	$28,205	$28,906	$13,735	$17,930	$13,404	$11,307	$25,079	$280,885
Annualized Rent per occupied square foot (e)	$27.49	$28.69	$26.63	$28.79	$29.51	$26.25	$25.09	$28.84	$26.66	$23.91	$21.79	$26.92

Washington D.C.
Square Feet (c)	557,534	490,379	584,586	893,531	719,686	315,683	675,778	335,166	250,325	631,830	393,980	5,848,478
% Square Feet (d)	8.8%	7.7%	9.2%	14.0%	11.3%	5.0%	10.6%	5.3%	3.9%	9.9%	6.2%	91.8%
Annualized Rent for occupied square feet (e)	$18,956	$15,845	$16,356	$30,435	$21,943	$14,385	$21,762	$10,364	$8,843	$21,008	$16,354	$196,252
Annualized Rent per occupied square foot (e)	$34.00	$32.31	$27.98	$34.06	$30.49	$45.57	$32.20	$30.92	$35.33	$33.25	$41.51	$33.56

Atlanta
Square Feet (c)	626,892	1,247,446	769,322	613,239	714,604	1,255,527	287,782	148,119	128,563	268,009	263,777	6,323,280
% Square Feet (d)	8.3%	16.5%	10.2%	8.1%	9.4%	16.6%	3.8%	2.0%	1.7%	3.5%	3.5%	83.5%
Annualized Rent for occupied square feet (e)	$14,097	$35,775	$16,749	$11,653	$20,944	$30,919	$6,609	$3,034	$2,953	$4,899	$5,115	$152,747
Annualized Rent per occupied square foot (e)	$22.49	$28.68	$21.77	$19.00	$29.31	$24.63	$22.96	$20.48	$22.97	$18.28	$19.39	$24.16

Orange County
Square Feet (c)	951,191	906,777	944,865	1,434,776	521,498	385,778	223,788	176,459	159,572	13,336	42,088	5,760,128
% Square Feet (d)	15.7%	15.0%	15.6%	23.8%	8.6%	6.4%	3.7%	2.9%	2.6%	0.2%	0.7%	95.4%
Annualized Rent for occupied square feet (e)	$25,885	$23,888	$23,704	$32,494	$12,822	$8,953	$5,114	$4,497	$3,687	$290	$311	$141,646
Annualized Rent per occupied square foot (e)	$27.21	$26.34	$25.09	$22.65	$24.59	$23.21	$22.85	$25.49	$23.11	$21.77	$7.39	$24.59

All Others
Square Feet (c)	4,301,405	5,034,649	4,761,887	4,683,608	5,385,792	2,234,513	1,725,121	1,324,196	877,495	1,122,249	1,967,515	33,418,430
% Square Feet (d)	11.3%	13.2%	12.5%	12.3%	14.1%	5.9%	4.5%	3.5%	2.3%	2.9%	5.2%	87.6%
Annualized Rent for occupied square feet (e)	$104,205	$123,470	$111,792	$105,700	$115,067	$52,220	$42,815	$29,489	$22,482	$24,293	$43,060	$774,595
Annualized Rent per occupied square foot (e)	$24.23	$24.52	$23.48	$22.57	$21.36	$23.37	$24.82	$22.27	$25.62	$21.65	$21.89	$23.18

Total Portfolio
Square Feet (c)	13,451,683	13,603,897	13,820,400	14,257,005	14,344,648	10,613,741	6,431,444	5,697,987	5,215,998	4,763,048	8,077,575	110,277,426
% Square Feet (d)	10.7%	10.8%	11.0%	11.3%	11.4%	8.4%	5.1%	4.5%	4.1%	3.8%	6.4%	87.7%
Annualized Rent for occupied square feet (e)	$397,123	$405,795	$398,118	$396,430	$412,828	$332,274	$232,006	$197,737	$176,854	$126,296	$265,149	$3,340,611
Annualized Rent per occupied square foot (e)	$29.52	$29.83	$28.81	$27.81	$28.78	$31.31	$36.07	$34.70	$33.91	$26.52	$32.83	$30.29

(a)	Based on the contractual termination date of the lease without regard to any early lease termination and/or renewal options.
(b)	Total square feet subject to month to month leases is approximately 848 thousand.
(c)	Total net rentable square feet represented by expiring leases. These amounts include joint ventures at 100%.
(d)	Percentage of total net rentable square feet represented by expiring leases.
(e)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of December 31, 2004 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of December 31, 2004 without regard to any rent concessions and contractual increases or decreases in rent subsequent to December 31, 2004. Total rent concessions for leases in place as of December 31, 2004, for the period from January 1, 2005 to December 31, 2005 are approximately $40.0 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.
(f)	Management offices and building use square footage are included with $0 rent per square foot.

Equity Office Properties Trust
Total Office Portfolio Rent Expiration by Market 2005 to 2007
December 31, 2004

	Percentage of Total Office Portfolio Rent Expiring (a)
	Expiration Year
Market	2005	2006	2007	Total

Boston	0.98%	0.80%	1.82%	3.60%
San Francisco	1.75%	1.16%	1.30%	4.21%
San Jose	1.05%	1.05%	0.84%	2.94%
New York	0.55%	0.38%	0.26%	1.19%
Los Angeles	0.72%	0.99%	1.17%	2.88%
Seattle	0.75%	0.71%	0.75%	2.22%
Chicago	1.20%	1.10%	0.73%	3.03%
Washington D.C.	0.57%	0.47%	0.49%	1.53%
Atlanta	0.42%	1.07%	0.50%	1.99%
Orange County	0.77%	0.72%	0.71%	2.20%

(a)	Based on annualized rent as a percentage of total office rental revenues. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0, the first monthly rent payment due, under existing leases as of December 31, 2004, multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of December 31, 2004 without regard to any rent concessions and contractual increases or decreases in rent subsequent to December 31, 2004. Total rent concessions for leases in place as of December 31, 2004, for the period from January 1, 2005 to December 31, 2005 are approximately $40.0 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Office Lease Distribution by Size
December 31, 2004

		Percentage of Office		Percentage of Office	Annualized Rent per
	Total Occupied	Portfolio Occupied	Annualized Rent (in	Portfolio Annualized	Occupied Square
Square Feet Under Lease	Square Feet (a)	Square Feet	thousands) (b)	Rent (b)	Foot (b)

2,500 or Less	5,124,532	4.7%	$138,083	4.1%	$26.95
2,501 - 5,000	8,341,889	7.6%	225,993	6.8%	27.09
5,001 - 7,500	6,787,037	6.2%	191,148	5.7%	28.16
7,501 - 10,000	5,475,802	5.0%	154,417	4.6%	28.20
10,001 - 20,000	15,575,426	14.2%	435,596	13.0%	27.97
20,001 - 40,000	18,204,820	16.6%	538,839	16.1%	29.60
40,001 - 60,000	10,575,116	9.7%	326,549	9.8%	30.88
60,001 - 100,000	11,590,511	10.6%	364,528	10.9%	31.45
100,001 or Greater	27,683,553	25.3%	963,049	28.8%	34.79

Total/Weighted Average	109,358,686	100.0%	$3,338,203	100.0%	$30.29

(a)	Reconciliation for total net rentable square feet for Office Properties is as follows:

	Square Footage	Percent of Total

Square footage occupied by tenants (c)	109,358,686	87.0%
Square footage used for management offices and building use	918,740	0.7%

Total occupied square feet	110,277,426	87.7%
Leased and unoccupied square feet	2,182,670	1.7%
Unleased square feet	13,253,149	10.5%

Total rentable square feet	125,713,245	100.0%

(b)	Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of December 31, 2004 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of December 31, 2004 without regard to any rent concessions and contractual increases or decreases in rent subsequent to December 31, 2004. Total rent concessions for leases in place as of December 31, 2004, for the period from January 1, 2005 to December 31, 2005 are approximately $40.0 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(c)	These amounts include joint ventures at 100%.

Equity Office Properties Trust
Office Portfolio Distribution by Industry
December 31, 2004

			Percentage of Office
		Occupied Square	Portfolio Occupied
NAICS Code	Classification	Feet	Square Feet

541	Professional, Scientific and Technical Services	36,835,763	33.4	% (a)
521-525	Finance and Insurance	28,127,194	25.5	% (b)
511-514	Information	10,816,662	9.8	% (c)
311-339	Manufacturing	6,300,213	5.7%
561-562	Administrative and Support and Waste Management and Remediation Services	3,338,134	3.0%
921-928	Public Administration	4,113,499	3.7%
421-422	Wholesale Trade	1,513,578	1.4%
531-533	Real Estate, Rental and Leasing	2,790,090	2.5%
233-235	Construction	1,094,126	1.0%
621-624	Health Care and Social Assistance	1,835,170	1.7%
811-824	Other Services (except Public Administration)	1,743,761	1.6%
441-454	Retail Trade	1,944,626	1.8%
711-713	Arts, Entertainment and Recreation	1,410,110	1.3%
211-213	Mining	1,595,050	1.4%
221	Utilities	668,787	0.6%
721-722	Accommodation and Food Services	1,262,639	1.1%
481-493	Transportation and Warehousing	124,702	0.1%
611	Educational Services	1,236,183	1.1%
111-115	Agriculture, Forestry, Fishing and Hunting	115,122	0.1%
551	Management of Companies and Enterprises	85,136	0.1%
Other	Non-classified	3,326,881	3.0%

Total Occupied Square Feet		110,277,426	100.0%

(a)	Professional, Scientific and Technical Services includes the following:

5411	Legal Services	15,150,485	13.7%
5412	Accounting, Tax Preparation, Bookkeeping and Payroll Services	3,653,592	3.3%
5413	Architectural, Engineering, and Related Services	2,347,200	2.1%
5415	Computer Systems Design and Related Services	5,499,259	5.0%
5416	Management, Scientific and Technical Consulting Services (Marketing Consulting Services)	6,839,133	6.2%
	Other Professional, Scientific and Technical Services	3,346,094	3.0%

	Total Professional, Scientific and Technical Services	36,835,763	33.4%

(b)	Finance and Insurance includes the following:

523	Securities, Commodity Contracts and Other Financial Investments and Related Activities	8,661,666	7.9%
524	Insurance Carriers and Related Activities	7,211,268	6.5%
5221	Depository Credit Intermediation (Banks, S&Ls, Credit Unions)	6,801,841	6.2%
	Other Finance and Insurance	5,452,419	4.9%

	Total Finance and Insurance	28,127,194	25.5%

(c)	Information includes the following:

511	Publishing Industries	4,861,366	4.4%
5133	Telecommunications	4,090,947	3.7%
	Other Information	1,864,349	1.7%

	Total Information	10,816,662	9.8%

Forward-Looking Statements

Certain matters discussed in this release are forward-looking statements within the meaning of the federal securities laws. Although Equity Office believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance, and Equity Office can give no assurance that its expectations will be realized. Actual results may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Equity Office’s ability to control or predict. Among these risks and uncertainties are changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; Equity Office’s ability to maintain and increase occupancy; Equity Office’s ability to timely lease or re-lease space at anticipated net effective rents, calculated after giving effect to any required tenant improvement and leasing costs as well as rent concessions; the extent, duration and strength of any economic recovery; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; Equity Office’s ability to acquire and dispose of certain of its assets from time to time on acceptable terms; the effect of any impairment charges associated with asset dispositions, market conditions or changes in holding periods; Equity Office’s ability to realize anticipated cost savings and to otherwise create and realize economic benefits of scale; Equity Office’s ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Equity Office’s filings with the SEC, including its 2003 Form 10-K and Form 8-K filed with the SEC on March 22, 2004. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.